                                                                 EXHIBIT 10.19

                                   FIRST AMENDMENT

                                          TO

                            NOVEL EXPERIMENTAL TECHNOLOGY

               401(k) EMPLOYEE STOCK OWNERSHIP PLAN AND TRUST AGREEMENT

     THIS AMENDMENT is executed by NOVEL EXPERIMENTAL TECHNOLOGY, a corporation organized and existing under the laws of the state of California (the "Employer"), and UNION BANK OF CALIFORNIA (the "Trustee").


     WHEREAS, the Employer adopted the NOVEL EXPERIMENTAL TECHNOLOGY 401(k) EMPLOYEE STOCK OWNERSHIP PLAN (the "Plan") for the benefit of its employees, effective as of April 1, 1997; and


     WHEREAS, Article X of the Plan provides the Employer may amend the Plan at any time; and


     WHEREAS, the Employer desires to amend the Plan;


     NOW THEREFORE, the Plan is amended as follows:

1.   Section 4.6 is deleted and replaced as follows:

     "4.6 UNCLAIMED BENEFITS. If benefits remain unpaid for two years after they would normally have been paid because of the Participant's or Beneficiary's failure to provide required information, and the committee cannot locate the information, or the committee cannot locate the participant or Beneficiary by mailing notices to the last known addresses in the employer's records, the unpaid benefit shall be forfeited.

     The unpaid benefit will be reinstated without interest or allocations of earnings if the Participant or Beneficiary later makes a claim for a benefit."

2.   The following sentence is added to Section 17.6:

     "For purposes of this paragraph, elective deferrals under the 401(k) portion of the Plan are considered mandatory contributions."

     IN WITNESS WHEREOF, the Employer and the Trustee have caused this instrument to be executed as of the date shown opposite their names.

DATED:                                              "Employer"
      -----------------
                                                    NOVEL EXPERIMENTAL
                                                    TECHNOLOGY


                                                    By:
                                                       -----------------------

DATED:
      -----------------                             "Trustee"

                                                    UNION BANK OF CALIFORNIA




                                                    By:
                                                       -----------------------



                                                    By:
                                                       -----------------------

                                   SECOND AMENDMENT

                                          TO

                            NOVEL EXPERIMENTAL TECHNOLOGY

               401(k) EMPLOYEE STOCK OWNERSHIP PLAN AND TRUST AGREEMENT



     THIS AMENDMENT is executed by NOVEL EXPERIMENTAL TECHNOLOGY, a corporation organized and existing under the laws of the state of California (the "Employer"), and UNION BANK OF CALIFORNIA (the "Trustee").


     WHEREAS, the Employer adopted the NOVEL EXPERIMENTAL TECHNOLOGY 401(k) EMPLOYEE STOCK OWNERSHIP PLAN (the "Plan") for the benefit of its employees, effective as of April 1, 1997; and


     WHEREAS, Article X of the Plan provides the Employer may amend the Plan at any time; and


     WHEREAS, the Employer desires to amend the Plan;


     NOW THEREFORE, the Plan is amended by deleting the dollar figure "$3,500" from sections 4.3 A, 4.3 D, 4.3 F, 6.5 A (3), 6.5 B (5) and 6.5 F and replacing it with the dollar figure "$5,000".

     THIS AMENDMENT shall be effective as of April 1, 1998, and may not reduce the Account Balance of any Participant as of the latter of April 1, 1998 or the date of adoption of this Amendment.


     IN WITNESS WHEREOF, the Employer and the Trustee have caused this instrument to be executed as of the date shown opposite their names.

DATED:_______________                   "Employer"

                                        NOVEL EXPERIMENTAL
                                        TECHNOLOGY




                                        By:
                                           ---------------------------------

DATED:_______________                   "Trustee"

                                        UNION BANK OF CALIFORNIA



                                        By:
                                           ---------------------------------



                                        By:
                                           ---------------------------------

                                   FOURTH AMENDMENT

                                          TO

                            NOVEL EXPERIMENTAL TECHNOLOGY

                  EMPLOYEE STOCK OWNERSHIP PLAN AND TRUST AGREEMENT


       THIS AMENDMENT is executed by NOVEL EXPERIMENTAL TECHNOLOGY, a corporation organized and existing under the laws of the state of California (the "Employer"), and UNION BANK OF CALIFORNIA (the "Trustee").


       WHEREAS, the Employer adopted the NOVEL EXPERIMENTAL TECHNOLOGY EMPLOYEE STOCK OWNERSHIP PLAN (the "Plan") for the benefit of its employees, effective as of April 1, 1995; and


       WHEREAS, Article X of the Plan provides the Employer may amend the Plan at any time; and


       WHEREAS, the Employer desires to amend and restate the Plan to add a 401(k) Plan component;


       NOW THEREFORE, the Plan is amended and restated by deleting it in its entirety and replacing it with the following:

                            NOVEL EXPERIMENTAL TECHNOLOGY

                         401(k) EMPLOYEE STOCK OWNERSHIP PLAN

                                 AND TRUST AGREEMENT

                                  TABLE OF CONTENTS

                                                                           PAGE

I.     INTRODUCTION AND GENERAL PROVISIONS . . . . . . . . . . . . . . . . . 1

II.    DEFINITIONS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 5
              A.     "Employer". . . . . . . . . . . . . . . . . . . . . . . 5
              B.     "Trustee" . . . . . . . . . . . . . . . . . . . . . . . 5
              C.     "Plan". . . . . . . . . . . . . . . . . . . . . . . . . 5
              D.     "Trust" . . . . . . . . . . . . . . . . . . . . . . . . 5
              E.     "Effective Date". . . . . . . . . . . . . . . . . . . . 5
              F.     "Committee" . . . . . . . . . . . . . . . . . . . . . . 5
              G.     "Employee". . . . . . . . . . . . . . . . . . . . . . . 6
              H.     "Participant" . . . . . . . . . . . . . . . . . . . . . 7
              I.     "Former Participant". . . . . . . . . . . . . . . . . . 7
              J.     "Plan Year" or "Year" . . . . . . . . . . . . . . . . . 7
              K.     "Age" . . . . . . . . . . . . . . . . . . . . . . . . . 7
              L.     "ERISA" . . . . . . . . . . . . . . . . . . . . . . . . 7
              M.     "Fiduciaries" . . . . . . . . . . . . . . . . . . . . . 7
              O.     "Fair Market Value of Qualifying Employer Securities" . 9
              P.     "Independent Appraiser" . . . . . . . . . . . . . . .  10
              Q.     "Income". . . . . . . . . . . . . . . . . . . . . . .  10
              R.     "Normal Retirement Age" . . . . . . . . . . . . . . .  10
              S.     "Disability". . . . . . . . . . . . . . . . . . . . .  10
              T.     "Beneficiary" . . . . . . . . . . . . . . . . . . . .  10
              U.     "Compensation". . . . . . . . . . . . . . . . . . . .  10
              V.     "Vested Percentage" . . . . . . . . . . . . . . . . .  13
              W.     "Forfeitures" . . . . . . . . . . . . . . . . . . . .  14
              X.     "Entry Date" and "401(k) Entry Date". . . . . . . . .  14
              Y.     "Employer Contribution Account" . . . . . . . . . . .  14
              Z.     "Authorized Leave of Absence" . . . . . . . . . . . .  14
              AA.    "Hour of Service" . . . . . . . . . . . . . . . . . .  14
              BB.    "Year of Service" . . . . . . . . . . . . . . . . . .  16
              CC.    "Break in Service". . . . . . . . . . . . . . . . . .  16
              DD.    "Qualifying Employer Securities". . . . . . . . . . .  16
              EE.    "Employment Commencement Date". . . . . . . . . . . .  17
              FF.    "Maximum Contribution Limit". . . . . . . . . . . . .  17
              GG.    "Combined Fraction" . . . . . . . . . . . . . . . . .  17
              HH.    "Defined Benefit Fraction". . . . . . . . . . . . . .  17
              II.    "Defined Contribution Fraction" . . . . . . . . . . .  18
              JJ.    "Annual Additions". . . . . . . . . . . . . . . . . .  20
              KK.    "Qualified Domestic Relations Order". . . . . . . . .  20
              LL.    "Qualified Joint and Survivor Annuity". . . . . . . .  20
              MM.    "Qualified Pre Retirement Survivor Annuity" . . . . .  21
              NN.    "Applicable Election Period". . . . . . . . . . . . .  21
              OO.    "Annuity Starting Date" . . . . . . . . . . . . . . .  21
              PP.    "Qualified Election". . . . . . . . . . . . . . . . .  22
              QQ.    "Highly Compensated Employee" . . . . . . . . . . . .  23

                                   TABLE OF CONTENTS
                                      (CONTINUED)

III.   PARTICIPATION . . . . . . . . . . . . . . . . . . . . . . . . . . .  26

IV.    EMPLOYER CONTRIBUTIONS AND PARTICIPANT FORFEITURES. . . . . . . . .  31

V.     ALLOCATIONS TO PARTICIPANTS' ACCOUNTS . . . . . . . . . . . . . . .  49

VI.    BENEFITS. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  60

VII.   TRUST . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  81

VIII.  ADMINISTRATION. . . . . . . . . . . . . . . . . . . . . . . . . . .  85

IX.    MISCELLANEOUS . . . . . . . . . . . . . . . . . . . . . . . . . . .  94

X.     AMENDMENTS AND ACTION BY EMPLOYER . . . . . . . . . . . . . . . . .  97

XI.    SUCCESSOR EMPLOYER AND MERGER OR CONSOLIDATION OF PLANS . . . . . .  98

XII.   PLAN TERMINATION. . . . . . . . . . . . . . . . . . . . . . . . . .  99

XIII.  TRUST AND TRUSTEE . . . . . . . . . . . . . . . . . . . . . . . . . 102

XIV.   OPTION TO PARTICIPANTS AND BENEFICIARIES WHO HOLD CERTAIN
       QUALIFYING EMPLOYER SECURITIES. . . . . . . . . . . . . . . . . . . 114

XV.    RIGHT OF FIRST REFUSAL. . . . . . . . . . . . . . . . . . . . . . . 118

XVI.   VESTED ROLLOVER ACCOUNTS. . . . . . . . . . . . . . . . . . . . . . 122

XVII.  TOP HEAVY PLANS . . . . . . . . . . . . . . . . . . . . . . . . . . 124

XVIII. LIFE INSURANCE. . . . . . . . . . . . . . . . . . . . . . . . . . . 130

XIX.   AFFILIATION AGREEMENT . . . . . . . . . . . . . . . . . . . . . . . 133

XX.    INVESTMENT DIRECTIONS . . . . . . . . . . . . . . . . . . . . . . . 137

XXI.  LOANS TO PARTICIPANTS. . . . . . . . . . . . . . . . . . . . . . . . 140

XXII.  DIRECT ROLLOVERS. . . . . . . . . . . . . . . . . . . . . . . . . . 143

XXIII.  SECTION 401(a)(17) ADJUSTMENTS . . . . . . . . . . . . . . . . . . 145

                            NOVEL EXPERIMENTAL TECHNOLOGY

               401(k) EMPLOYEE STOCK OWNERSHIP PLAN AND TRUST AGREEMENT


I.     INTRODUCTION AND GENERAL PROVISIONS

       1.1 Parties: THIS AGREEMENT is made between the following Employer, NOVEL EXPERIMENTAL TECHNOLOGY, having a principal place of business at San Diego, California, hereinafter referred to as the "Employer," and UNION BANK OF CALIFORNIA, N.A., hereinafter referred to as the "Trustee."

       1.2 Effective Date: The original effective date of the Employee Stock Ownership Plan was April 1, 1995. This amendment and restatement shall be effective as of April 1, 1997.

       1.3 Purpose: The purpose of the 401(k) Employee Stock Ownership Plan is to establish an employee benefit program with three separate components, as follows:

              A. SECTION 401(K) COMPONENT. This portion of the Plan allows Participants to enter into a salary reduction agreement with the Employer and contribute, on a tax-deferred basis, a portion of their salary to the Plan.
This amount then would be allocated on the Plan's records for the benefit of the Participant.

              B. MATCHING CONTRIBUTIONS COMPONENT. The Employer could, at its discretion, match Participants' contributions under the Section 401(k) component with up to $.50 for every dollar contributed by Participants under salary reduction agreements subject to the limitations contained in Paragraph C of Section 4.1.

              C. ESOP COMPONENT. This portion of the Plan allows the Employer to contribute to the Plan on a tax-deductible basis a discretionary amount. Amounts contributed under this portion of the Plan would be allocated in proportion to Compensation.

                     The amounts contributed to the ESOP contribution portion of the Plan would be invested by the Trustee primarily in Qualifying Employer Securities. Amounts, if any, contributed under the Matching Contribution portion of the Plan may be invested by the Trustee in Qualifying Employer Securities. Amounts contributed by Participants under the Section 401(k) component will be invested at the Participant's direction in other funds established by the Committee unless an investment option in Qualifying Employer Securities is made available to Participants under the Plan.

       1.4 COMPLIANCE WITH INTERNAL REVENUE CODE. The Plan and Trust are intended to meet the requirements of Sections 401(a) and 501(a) of the Internal Revenue Code of 1986. The Plan also contains an Employee Stock Ownership Plan component under Section 4975(e)(7) of the Code and 407(d)(6) of ERISA.

       1.5    GENERAL PROVISIONS:

              A. The Plan shall be binding upon and inure to the benefit of the parties, and their respective heirs, legatees, legal representatives, successors and assigns.

              B. The parties hereto shall execute any instruments in writing which will be necessary or appropriate to carry out the provisions or intent of the Plan.

              C. The failure of any party to enforce at any time any of the provisions of the Plan, or any rights had in respect thereto, or to exercise any right herein provided, shall in no way be considered to be a waiver of such provisions or rights or in any way to affect the validity of the Plan. The exercise by any party hereto of such party's rights herein, shall not precludeor prejudice such party from exercising the same or any other right under the Plan.

              D. The language in all parts of the Plan shall be in all cases construed simply according to its fair meaning, and not strictly for or against any of the parties hereto.

              E. All notices, demands, consents, requests, or elections which may be given to any party shall be in writing. All notices, demands, consents, requests or elections given by the parties hereto may be delivered personally, or may be sent by United States certified mail, postage prepaid, addressed to the respective parties. Notices, demands, consents, requests, or elections served by mail as hereinabove described shall be deemed sufficiently served or given at the time of mailing thereof.

              F. Should any portion of the Plan be declared invalid and unenforceable, then such portion shall be deemed to be severable from the Plan and shall not affect the remainder thereof.

              G. It is expressly understood that the Plan contains all terms, covenants, conditions and agreements between the parties hereto relating to the subject matter of the Plan, and that no prior agreements or understandings, either oral or written, pertaining to the same shall be valid or of any force or effect.

              H. In interpreting the Plan, the masculine includes the feminine, the plural includes the singular, and the singular includes the plural as the context may require.

              I. The word "persons" wherever used shall include individuals, firms, associations, partnerships and limited partnerships, and corporations.

              J. The Plan may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed an original, but such counterparts together shall constitute but one Plan.

              K. All exhibits to which reference is made are deemed incorporated in full in the Plan, whether or not actually attached.

II.    DEFINITIONS

       2.1 Whenever used herein, unless the context clearly indicates otherwise, the following words and terms shall have the following meanings:

              A. The word "Employer" means NOVEL EXPERIMENTAL TECHNOLOGY, a corporation organized and existing under the laws of the state of California, and any successor to all or major portions of its property or business.

              B. The word "Trustee" means UNION BANK OF CALIFORNIA, N.A. and any duly appointed successor trustee or trustees.

              C. The word "Plan" means the 401(k) Employee Stock Ownership Plan and Trust Agreement for Participants as set forth herein, together with any and all amendments and supplements hereto.

              D. The word "Trust" means the trust and the trust fund to be established under the Plan. The Trust shall contain for recordkeeping purposes Subtrust A and Subtrust B. Subtrust A shall be solely allocated Qualifying Employer Securities either acquired by purchase, or contributed by the Employer to the Plan, plus such amounts of liquid investments as the Committee from time to time shall direct to be allocated and retained in Subtrust A. Subtrust B shall hold all other assets including each Participant's SelectBenefit Daily Valuation Account.

              E. The "Effective Date" of the Plan as amended and restated is April 1, 1997.

              F. The word "Committee" means the committee appointed to direct the Plan and Trust activities as described in Article VIII of the Plan. The Board of Directors of the Employer may also appoint a separate Sub-Committee to administer the 401(k) portion of the Plan and a separate Sub-Committee to administer the Employee Stock Ownership Plan portion of the Plan. Any Sub-Committee so appointed shall report to the Committee which shall make final decisions with respect to all matters delegated to the Committee under the Plan and shall instruct the Trustee accordingly.

              G. The word "Employee" means any person employed by the Employer, any portion of whose compensation is subject to the withholding of income tax and/or for whom social security contributions are made by the Employer (excluding Independent Contractors). Any leased Employee shall also be treated as an Employee of the Employer in accordance with Section 414(n) of the Internal Revenue Code. However, contributions or benefits, if any, provided by the leasing organization which are attributable to services performed for the recipient Employer shall be treated as provided by the recipient Employer. For purposes of this Plan, the term "leased Employee" means any person who, pursuant to an agreement between the recipient Employer and any other person ("leasing organization") performs services for the recipient Employer (or for the recipient Employer and related persons determined in accordance with
Section 414(n)(6) of the Internal Revenue Code) on a substantially full-time basis for a period of at least one year, and such services are of a type historically performed by Employees in the business field of the recipient Employer.

                     Notwithstanding the above, a leased Employee shall not be considered an Employee of the recipient Employer if: (i) such leased Employee is covered by a Money Purchase Pension Plan providing: (1) a nonintegrated Employer contribution rate of at least 10 percent of compensation, as defined in
Section 415(c)(3) of the Code, but including amounts contributed by the Employer pursuant to a Salary Reduction

Agreement which are excludable from the leased Employee's gross income under
Section 125, Section 402(a)(8), Section 402(h) or Section 403(b) of the Code,
(2) immediate participation, and (3) full and immediate vesting; and (ii) leased Employees do not constitute more than 20 percent of the recipient Employer's nonhighly compensated workforce.

              H. The word "Participant" means an Employee participating in the Plan in accordance with the provisions of Article III.

              I. The term "Former Participant" means a Participant whose participation in the Plan has terminated but who has a vested account balance under the Plan which has not been paid in full.

              J. The terms "Plan Year" or "Year" mean the fiscal period used by the Employer for the purpose of maintaining its financial accounting records, as set forth in Exhibit B.

              K.     The word "Age" means the Participant's age.

              L. The term "ERISA" means Public Law No. 93-406, the Employee Retirement Income Security Act of 1974, as amended from time to time.

              M. The word "Fiduciaries" means the Employer, the Committee and the Trustee, but only with respect to the specific responsibilities of each for Plan and Trust administration.

              N.     1.     The term "Subtrust A Valuation Date" means the last
day of each Plan Year. The Trustee, upon the direction of the Committee, shall make a special valuation of Subtrust A.

                     2. The term "Subtrust B Valuation Date" means each business day that both the Trustee and the New York Stock Exchange are open for business. On each Subtrust B Valuation Date all Subtrust B accounts of each Participant shall be charged or credited as appropriate with the net earnings, gains, losses, and expenses, as well as any appreciation or depreciation in market value of each Investment Option using publicly listed fair market values when appropriate. The Trustee shall update the values of the Investment Options of each account based on the units held by the account in the Investment Option.

                     3. To the extent that there are Trust assets, the value of which is not readily determinable on an established market, any earnings, gains, or losses shall be allocated in a manner consistent with subsection 6 below. In the event such assets are accounted for as pooled assets, the allocation of earnings, gains, and losses shall consider each Participant's entire account balance and shall be based upon the earnings, gains, and losses of the entire pool of such assets. In the event such assets are accounted for as part of a Participant's segregated account, the allocation of earnings, gains, and losses from such assets shall be made on a separate and distinct basis.

                     4. If, with respect to any Plan Year, any account of a Participant is credited with an incorrect amount of contributions or earnings to which such Participant is entitled under the Plan, or if an error is made with respect to the investment of the assets of the account, which error results in an incorrect amount being credited to the account of the Participant, remedial actions may be taken in accordance with this paragraph. In such event, the Plan may adjust such account balances to the extent necessary to reflect the account balances which would have existed if the error had not been made. Any account adjustments or additional contributions made under this section of the Plan shall be made on a uniform and nondiscriminatory basis.

                     5. In determining the fair market value of securities held in the Trust Fund which are listed on a registered stock exchange, the Committee shall direct the Trustee to value the same at the prices they were last traded on such exchange preceding the close of business on the latest Subtrust B Valuation Date. If such securities were not traded on that Subtrust B Valuation Date, or if the exchange on which they were traded was not open for business on that Subtrust B Valuation Date, then the securities shall be valued at the prices at which they were last traded prior to the latest Subtrust B Valuation Date. Any unlisted security held in Subtrust B shall be valued at its bid price next preceding the close of business on the latest Subtrust B Valuation Date, which bid price shall be obtained from a registered broker or an investment banker.

                     6. Notwithstanding anything herein to the contrary, in the event there are Trust assets, the value of which are not readily determinable on an established market, the Committee shall have sole responsibility for determining the value of such assets and the Trustee shall not incur any liability for inaccurate valuations based on the Trustee's good faith reliance on valuation information provided by the Committee or the Committee's agent. The Committee shall provide the Trustee with an annual updated valuation on each Subtrust A Valuation Date of all such Trust assets, the value of which is not readily determinable on an established market and no Participant or Beneficiary shall have any right to a more current valuation of such assets, regardless of whether such assets are held in a segregated account or a pooled account.

              O. The term "Fair Market Value of Qualifying Employer Securities" means the value of Qualifying Employer Securities, as determined by the Committee for all purposes under the Plan based upon a valuation by an Independent Appraiser or the price listed on an established securities exchange.

              P. The term "Independent Appraiser" means any appraiser meeting requirements similar to the requirements set forth in the regulations under Section 170(a)(1) of the Internal Revenue Code.

              Q. The term "Income" means the gain or loss of the Trust from investments, as reflected by interest payments, dividends, realized and unrealized gains and losses on securities, other investments transactions and expenses paid from the Trust. In determining the income of the Trust for any period, assets shall be valued on the basis of their fair market value.

              R.     The term "Normal Retirement Age" is set forth in Exhibit B.

              S. The word "Disability" means a physical or mental condition which, in the judgment of the Committee, based upon medical reports and other evidence satisfactory to the Committee, presumably permanently prevents an Employee from satisfactorily performing his usual duties for the Employer or the duties of such other position or job which the Employer makes available to him and for which such Employee is qualified by reason of his training, education or experience.

              T. The word "Beneficiary" means any person or persons designated by a Participant to receive any benefits payable under the Plan in the event of the Participant's death.

              U. The word "Compensation" means the total compensation received by the Employee for the Plan Year (including accrued compensation if the Employer uses the accrual method of accounting but only for plan years beginning before January 1, 1992) from the Employer, including commissions, bonus and overtime and excluding Employer contributions (other than Salary Reduction Contributions) under the Plan or any other qualified plan of deferred compensation or employee welfare plan maintained by the Employer.
"Compensation" shall not include amounts received by a Participant in the form of uniform allowances, automobile allowances, expense accounts, other noncash taxable fringe benefits, any amount designated as severance pay, or compensation in settlement of all claims upon termination of employment. The amount by which a Participant reduces his compensation to fund benefits under a Cafeteria Plan under Section 125 of the Internal Revenue Code, or to contribute on a salary reduction basis to a 401(k) plan, shall be considered compensation for purposes of this paragraph (but such amounts are not considered compensation for purposes of limits under Section 5.4 of the Plan). The word "Compensation" shall be deemed to include the Employee's Earned Income if he is a sole proprietor or partner of the Employer. The term "Earned Income" for this purpose means net earnings from self-employment, after taking into account contributions for Employees, including the sole proprietor and partners, made under the Plan for the Plan Year for which earned income is being determined, for services actually rendered to the trade or business for which the Plan is established, in which trade or business personal services of a proprietor or a partner are a material income-producing factor. Earned Income of such trade or business shall also include gains (other than gains from the sale of a capital asset, as defined in the Internal Revenue Code) and net earnings derived from the sale or other disposition of, the transfer of any interest in, or the licensing of the use of, property (other than goodwill) by an individual whose personal efforts created such property. Net earnings shall be determined with regard to the deduction allowed to the Employer by Section 164(f) of the Internal Revenue Code for taxable years beginning after December 31, 1989. For any Plan Year beginning after 1988, any amount of Compensation for a Participant in excess of $200,000 (as adjusted for increases in the cost of living pursuant to Section 401(a)(17) of the Internal Revenue Code) shall be excluded. In determining the compensation of a Participant for purposes of this limitation, the rules of
Section 414(q)(6) of the Internal Revenue Code shall apply, except in applying such rules the term "Family" shall include only the spouse of the Participant and any lineal descendants of the Participant who have not attained age 19 before the close of the Plan Year. If the $200,000 Compensation limitation, as adjusted, applies to the combined Compensation of the Employee and one or more Family Members, the contribution and allocation provisions of the Plan (except for purposes of determining the portion of compensation up to the integration level if the Plan provides for permitted disparity will be applied by prorating the $200,000 limitation, as adjusted, among the Employee and his Family Members in proportion that each such individual's Compensation determined prior to the application of this limitation bears to the total Compensation of all such individuals determined prior to the application of this limitation. For purposes of applying the $200,000 limit on Compensation the family unit of an Employee who either is a 5 percent owner or is both a Highly Compensated Employee and one of the ten most Highly Compensated Employees will be treated as a single Employee with one compensation, and, except for the purpose of determining compensation below the Plan's integration level, if applicable, the $200,000 limit will be allocated among the members of the family unit in proportion to each such individual's compensation prior to the application of this limitation. For this purpose, a family unit is the employee who is a 5 percent owner or one of the ten most Highly Compensated Employees, the employee's spouse, and the employee's lineal descendants who have not attained age 19 before the close of the year. Compensation includes Compensation paid by the Employer to an Employee through another person under the common paymaster provisions of Internal Revenue Code Section 3121(s) and 3306(p). The term "Compensation" does not include:

                     1. Employer contributions to a plan of non-qualified deferred compensation to the extent the contributions are not included in the gross income of the Employee for the taxable year in which contributed, on behalf of an Employee to a Simplified Employee Pension Plan to the extent such contributions are excludable from the Employee's gross income, and any distributions from a plan of deferred compensation, regardless of whether such amounts are includable in the gross income of the Employee when distributed.

                     2. Amounts realized from the exercise of a non-qualified stock option, or when restricted stock (or property) held by an Employee either becomes freely transferable or is no longer subject to a substantial risk of forfeiture.

                     3. Amounts realized from the sale, exchange or other disposition of stock acquired under a qualified stock option.

                     4. Other amounts which receive special tax benefits, such as premiums for group term life insurance (but only to the extent that the premiums are not includable in the gross income of the Employee), or contributions made by an Employer

(other than amounts contributed under a salary reduction agreement) towards the purchase of an annuity contract described in Internal Revenue Code
Section 403(b) (whether or not the contributions are excludable from the gross income of the Employee).

              V. The term "Vested Percentage" means the nonforfeitable percentage of a Participant's Employer Contribution Account(s) to which he is entitled upon termination of employment as set forth in Exhibit A to the Plan.

              W. The word "Forfeitures" means the amount of a Participant's Employer Contribution Account(s) which is nonvested due to a Break in Service, the timing of which shall be determined in accordance with Section 4.2 of the Plan.

              X. The terms "Entry Date" and "401(k) Entry Date" are defined in Exhibit B.

              Y. The term "Employer Contribution Account" means the account or accounts maintained for a Participant to record his share of the contributions of the Employer and adjustments relating thereto.

              Z. The term "Authorized Leave of Absence" means any absence authorized by the Employer under the Employer's standard personnel practices, provided that all persons under similar circumstances must be treated alike in the granting of such Authorized Leaves of Absence and, provided further, that the Participant returns within the period of authorized absence. An absence due to service in the Armed Forces of the United States shall be considered an Authorized Leave of Absence, provided that the absence is caused by war or other emergency, or provided that the Employee is required to serve under the laws of conscription in time of peace, and, further provided, that the Employee returns to employment with the Employer within the period provided by law.

              AA.    The term "Hour of Service" means each hour for which an
Employee is:

                     (1) Paid, or entitled to payment, for the performance of duties for the Employer. These hours shall be counted in the computation period in which the duties are performed; or

                     (2) Paid, or entitled to payment, by the Employer on account of a period of time during which no duties are performed (irrespective of whether the employment relationship has terminated) due to vacation, holiday, illness, incapacity (including Disability), layoff, jury duty, military duty, or Authorized Leave of Absence. Notwithstanding the preceding sentence, no more than 501 Hours of Service are required to be credited under this subparagraph to an Employee on account of any single continuous period during which the Employee performs no duties. These hours shall be counted in the computation period or periods in which the period during which no duties are performed occurs; or

                     (3) Awarded back pay, or such back pay is agreed to by the Employer, irrespective of mitigation of damages. These hours must be credited in the computation period or periods to which the award or agreement pertains rather than the computation period or periods in which the payment, award or agreement was made. Hours of Service credited under Subparagraphs (1) and (2) above shall not be credited under this subparagraph. No more than 501 Hours of Service are required to be credited to an Employee for payments of back pay to the extent such back pay is agreed to or awarded for a period during which an Employee did not or would not have performed duties.

                     (4) The rules set forth in Department of Labor Regulation Section 2530.200b-2(b) and (c), for determining Hours of Service for periods during which an Employee performs no duties, and computation periods, are hereby incorporated by reference.

                     (5) Construction of Hours of Service: Should the definition of Hours of Service cause any ambiguities, such ambiguities shall be resolved in favor of crediting Employees with Hours of Service.

                     (6) Solely for purposes of determining whether a Break in Service (as defined in Paragraph CC of Section 2.1) for participation and vesting purposes has occurred in a computation period, a former Employee who is absent from work for maternity or paternity reasons shall receive credit for the Hours of Service which would otherwise have been credited to such former Employee but for such absence, or in any case in which such Hours cannot be determined, 8 Hours of Service per day of such absence. For purposes of this Paragraph, an absence from work for maternity or paternity reasons means an absence by reason of the pregnancy of the former Employee, by reason of a birth of a child of the former Employee, by reason of the placement of a child with the former Employee in connection with the adoption of such child by such former Employee, or for purposes of caring for such child for a period beginning immediately following such birth or placement. The Hours of Service credited under this Paragraph shall be credited in the computation period in which the absence begins if the crediting is necessary to prevent a Break in Service in that period, or in all other cases, in the following computation period. No more than 501 Hours of Service are required to be credited in a computation period to a former Employee under this subparagraph.

              BB.    The term "Year of Service" means a Plan Year during which
the Employee has rendered to the Employer at least 1,000 Hours of Service. Service for any predecessor of the Employer shall be treated as service for the Employer.

              CC.    The term "Break in Service" means a Plan Year during which the Employee has rendered to the Employer 500 or less Hours of Service.

              DD.    The term "Qualifying Employer Securities" means (1) common stock issued by the Employer (or by another corporation which is a member of the same "controlled group of corporations" as such term is defined in Section 409(1)(4) of the Internal Revenue Code) having a combination of voting power and dividend rights at least equal to the class of common stock of the Employer (or of any other such corporation) having the greatest voting power and the class of common stock of the Employer (or of any other such corporation) having the greatest dividend rights, and (2) noncallable preferred stock which is convertible at any time into common stock which meets the requirements of subparagraph (1), and if such conversion is at a conversion price which (as of the date of the acquisition by the Plan) is reasonable.

              EE.    The term "Employment Commencement Date" means the date upon which the Employee performs his first Hour of Service for the Employer.

              FF.    The term "Maximum Contribution Limit" is defined as
follows:

                     (1) The "Maximum Contribution Limit" is $30,000 or, if greater, one-fourth of the dollar limitation in effect under Section 415(b)(1)(A) of the Internal Revenue Code.

                     (2) The $30,000 limitation specified in this Paragraph shall be adjusted in accordance with releases issued by the Commissioner of Internal Revenue.

Any adjustment in the dollar limitation by the Commissioner of Internal Revenue effective during a Plan Year shall apply retroactively to the beginning of such Plan Year.

              GG.    The term "Combined Fraction" means the sum of the
Participant's Defined Benefit Fraction and his Defined Contribution Fraction.

              HH.    The term "Defined Benefit Fraction" means a fraction
determined for any given Plan Year:

                     (1) The numerator of which is the projected annual benefit of the Participant derived from the Employer's contributions under the Plan (determined as of the close of the Plan Year) and

                     (2)    The denominator of which is the lesser of:

                            (a)    The product of 1.25, multiplied by the dollar
limitation in effect under Section 415(b) (1)(A) of the Internal Revenue Code for such Plan Year or

                            (b)    The product of:

                                   (i)   1.4 multiplied by

                                   (ii)  100 percent of the Participant's
average compensation for his high 3 Plan Years of compensation.

              II. The term "Defined Contribution Fraction" means a fraction determined for any given Plan Year:

                     (1) The numerator of which is the sum of the Annual Additions to the Participant's account as of the last day of the Plan Year; and

                     (2) The denominator of which is the sum of the lesser of the following amounts determined for such Plan Year and for each prior Plan Year with the

Employer (assuming for this purpose that Section 415 of the Internal Revenue Code had been in effect during such prior Plan Years):

                            (a)    The product of 1.25, multiplied by the dollar
limitation in effect under Paragraph FF for such Plan Year or

                            (b)    The product of

                                   (i)   1.4 multiplied by

                                   (ii)  The amount which may be taken into
account under Section 415(c)(1)(B) of the Internal Revenue Code (or Section 415(c)(7), if applicable) with respect to such Participant for such Plan Year.

              The amount taken into account under subparagraph (2) of this Paragraph II with respect to a Participant for all Plan Years ending before January 1, 1983 shall, at the Committee's election, be an amount equal to the product of:

                     (3) The amount determined under subparagraph (2) of this Paragraph II (as in effect for the Plan Year ending in 1982), multiplied by

                     (4)    the "transition fraction."

              The "transition fraction" means a fraction:

                     (5)    The numerator of which is the lesser of:

                            (a)    $51,875; or

                            (b)    1.4, multiplied by 25 percent of the
Participant's compensation for the Plan Year ending in 1981 and

                     (6)    The denominator of which is the lesser of:

                            (a)    $41,500, or

                            (b)    25 percent of the Participant's compensation
for the Plan Year ending in 1981.

                     The defined contribution fraction may also be limited, at the Committee's election under regulations issued by the Secretary of the Treasury (as required under Section 235(g)(3) of the Tax Equity and Fiscal Responsibility Act of 1982), under which an amount is subtracted from the numerator of the defined contribution fraction so the sum of the defined benefit plan fraction and the defined contribution fraction computed under
Section 415(e)(1) of the Internal Revenue Code does not exceed 1.0 for the last Plan Year beginning before January 1, 1983.

              JJ.    The term "Annual Additions" means the sum for any Plan Year of:

                     (1)    Employer contributions;

                     (2) Employee contributions (determined without regard to any rollover contributions as defined in Sections 402(a)(5), 403(a)(4), 403(b)(8) and 403(d)(3) and without regard to Employee contributions to a simplified employee pension plan which are excludable from gross income under
Section 408(k)(6) of the Code;

                     (3)    Forfeitures;

                     (4) Amounts allocated after March 31, 1984, to an individual medical account, as defined in Section 415(1)(1) of the Internal Revenue Code, which are part of a defined benefit plan maintained by the Employer; and

                     (5) Amounts derived from contributions paid or accrued after December 31, 1985, in taxable years ending after such date, which are attributable to post-retirement medical benefits allocated to the separate account of a key Employee, as defined in Section 419A(d)(3) of the Internal Revenue Code, under a welfare benefit fund, as defined in Section 419(e) of the Internal Revenue Code, maintained by the Employer.

              KK.    The term "Qualified Domestic Relations Order" means a
domestic relations order (as defined in Section 414(p) of the Internal Revenue
Code) which has been determined, in accordance with procedures specified in the Plan, to be a "qualified domestic relations order" (as defined in Section 414(p) of the Internal Revenue Code).

              LL.    The term "Qualified Joint and Survivor Annuity" means an
immediate annuity for the life of the Participant, with a survivor annuity for the life of the spouse which is neither less than one-half nor greater than the amount of the annuity payable during the joint lives of the Participant and his spouse. A Qualified Joint and Survivor Annuity must be at least the actuarial equivalent of a single annuity for the life of the Participant, or, if greater, any optional form of benefit.

              MM.    The term "Qualified Pre-Retirement Survivor Annuity" means an annuity for the life of a Participant's surviving spouse, the actuarial equivalent of which is not less than 50 percent of the Participant's account balance as of the date of his death.

              NN. The term "Applicable Election Period" means, in the case of an election to waive the Qualified Pre-retirement Survivor Annuity, the period which begins on the first day of the Plan Year in which the Participant attains age 35 and ends on the date of the Participant's death. If a Participant separates from employment prior to the first day of the Plan Year in which age 35 is attained, with respect to his account balance as of the date of termination of employment, the election period begins on the date of separation. The term "Applicable Election Period" means, in the case of an election to waive the

Qualified Joint and Survivor Annuity form of benefit, the 90 day period ending on the Annuity Starting Date.

              OO.    The term "Annuity Starting Date" means (i) the first day of the first period for which an amount is payable as an annuity, or (ii) in the case of a benefit not payable in the form of an annuity, the first day on which all events have occurred which entitle the Participant to such benefit. In the event of a distribution due to disability, the first day of the first period for which a benefit is to be received by reason of disability shall be treated as the "annuity starting date" only if such benefit is not an auxiliary benefit.

              PP.    The term "Qualified Election" means a waiver of a
Qualified Joint and Survivor Annuity or a Qualified Pre-retirement Survivor Annuity. Any waiver of a Qualified Joint and Survivor Annuity or a Qualified Pre-retirement Survivor Annuity shall not be effective unless: (a) the Participant's spouse consents in writing to the election; (b) the election designates a specific alternate beneficiary, including any class of beneficiaries or any contingent beneficiaries, which may not be changed without spousal consent (or the spouse expressly permits designations by the Participant without any further spousal consent; (c) the spouse's consent acknowledges the effect of the election; and (d) the spouse's consent is witnessed by a plan representative or notary public. Additionally, a Participant's waiver of the Qualified Joint and Survivor Annuity will not be effective unless the election designates a form of benefit payment which may not be changed without spousal consent (or the spouse expressly permits designations by the Participant without any further spousal consent). If it is established to the satisfaction of a plan representative that such written consent may not be obtained because there is no spouse or the spouse cannot be located, a waiver will be deemed a Qualified Election.

              Any consent by a spouse obtained under this provision (or establishment that the consent of a spouse may not be obtained) shall be effective only with respect to such spouse. A consent that permits designations by the Participant without any requirement of further consent by such spouse must acknowledge that the spouse has the right to limit consent to a specific beneficiary, and a specific form of benefit where applicable, and that the spouse voluntarily elects to relinquish either or both of such rights. A revocation of a prior waiver may be made by a Participant without the consent of the spouse at any time prior to the commencement of benefits. The number of revocations shall not be limited. No consent obtained under this provision shall be valid unless the Participant has received notice as provided in Paragraphs G and J of Section 6.5 of the plan.

              QQ.    The term "Highly Compensated Employee" includes highly
compensated active Employees and highly compensated former Employees.

              A highly compensated active Employee includes any Employee who performs service for the Employer during the determination year and who, during the look-back year: (i) received compensation from the Employer in excess of $75,000 (as adjusted pursuant to Section 415(d) of the Code); (ii) received compensation from the Employer in excess of $50,000 (as adjusted pursuant to Section 415(d) of the Code) and was a member of the top-paid group for such year; or (iii) was an officer of the Employer and received compensation during such year that is greater than 50 percent of the dollar limitation in effect under Section 415(b)(1)(A) of the Code. The term Highly Compensated Employee also includes: (i) Employees who are both described in the preceding sentence if the term "determination year" is substituted for the term "look-back year" and the Employee is one of the 100 Employees who received the most Compensation from the Employer during the determination year; and (ii) Employees who are 5 percent owners at any time during the look-back year or determination year.

              If no officer has satisfied the Compensation requirement of (iii) above during either a determination year or look-back year, the highest paid officer for such year shall be treated as a Highly Compensated Employee.

              For this purpose, the determination year shall be the Plan Year. The look-back year shall be the twelve-month period immediately preceding the determination year.

              A highly compensated former Employee includes any Employee who separated from service (or was deemed to have separated) prior to the determination year, performs no service for the Employer during the determination year, and was a highly compensated active Employee for either the separation year or any determination year ending on or after the Employee's 55th birthday.

              If an Employee is, during a determination year or look-back year, a family member of either a 5 percent owner who is an active or former Employee or a Highly Compensated Employee who is one of the 10 most Highly Compensated Employees ranked on the basis of compensation paid by the Employer during such year, then the family member and the 5 percent owner or top-ten Highly Compensated Employee shall be aggregated. In such case, the family member and the 5 percent owner or top-ten Highly Compensated Employee shall be treated as a single Employee receiving compensation and plan contributions or benefits equal to the sum of such compensation and contributions or benefits of the family member and 5 percent owner or top-ten Highly Compensated Employee. For purposes of this section, family member includes the spouse, lineal ascendants and descendants of the Employee or former Employee and the spouses of such lineal ascendants and descendants.

              The determination of who is a Highly Compensated Employee, including the determination of the number and identity of Employees in the top-paid group, the top 100 Employees, the number of Employees treated as officers and the Compensation that is considered, will be made in accordance with Section 414(q) of the Code and the regulations thereunder. For purposes of determining who is a Highly Compensated Employee, all Employers aggregated under Internal Revenue Code Section 414(b), 414(c), 414(m) and 414(o) shall be treated as a single Employer."

       2.2 OPERATION OF PLAN CONSISTENT WITH SECTION 414. The Plan must be operated consistent with the requirements of Section 414 of the Internal Revenue Code and any regulations promulgated thereunder. Thus, notwithstanding anything in the Plan to the contrary, an Employee's "hours of service," or "years of service" with any other employer which is a member of an affiliated service group under Section 414(m) of the Internal Revenue Code or a controlled group under Section 414(b) or Section 414(c) of the Internal Revenue Code with the Employer (if applicable) or performed by a leased Employee (as defined under Paragraph G of Section 2.1 of the Plan) considered an Employee under this Plan for purposes of Section 414(n) shall count as "Hours of Service" and "Years of Service" and shall count toward the eligibility requirements of Article III for purposes of the Plan.

              Notwithstanding the above, or any other provision of the Plan, Employees of NOVEX INTERNATIONAL SALES CORPORATION, a California corporation, and NOVEX

EUROPE GmbH, a German corporation, both 100% owned subsidiaries of the Employer, shall not be eligible to participate in the Plan.

III.   PARTICIPATION

       3.1    PARTICIPATION.   An Employee shall commence participation in
the ESOP component of the Plan as of the earliest Entry Date as of which he had attained age 21 and completed not less than 1,000 Hours of Service in a 12 consecutive month period beginning on his Employment Commencement Date and ending prior to said Entry Date, provided said Employee is not included in a unit of Employees covered by a collective bargaining agreement between Employee representatives and the Employer, if there is evidence that retirement benefits were the subject of good faith bargaining between such Employee representatives and the Employer.

       An Employee shall commence participation in the 401(k) and Matching Contribution component of the Plan as of the earliest 401(k) Entry Date as of which he had completed a six (6) consecutive month period beginning on his Employment Commencement Date and ending prior to such 401(k) Entry Date, provided said Employee is not included in a unit of Employees covered by a collective bargaining agreement between Employee representatives and the Employer, if there is evidence that retirement benefits were the subject of good faith bargaining between such Employee representatives and the Employer.

              A. In the event an otherwise eligible Employee does not complete 1,000 Hours of Service in the 12 consecutive month period beginning on his Employment Commencement Date, the Employee shall become a Participant on the earliest Entry Date subsequent to completing a Year of Service. Thus, said Employee will become a Participant if he completes 1,000 Hours of Service in the Plan Year which includes the first anniversary of his Employment Commencement Date.

              B. An Employee who, for eligibility purposes, has completed not less than 1,000 Hours of Service in the 12 consecutive month period beginning on his Employment Commencement Date shall be credited with a Year of Service for Paragraph A, above, and for his prior Years of Service under
Section 3.3, Paragraph B(3). Thus, if the Employee also completes 1,000 Hours of Service in the Plan Year which includes the first anniversary of his Employment Commencement Date, he will be credited with two (2) Years of Service for purposes of Section 3.3, Paragraph B(3).

       3.2 BREAK IN SERVICE. Participation in the Plan shall cease after a Break in Service.

       3.3 PARTICIPATION AND YEARS OF SERVICE UPON RE-EMPLOYMENT. Upon the re-employment of any person after the Effective Date who had previously been employed by the Employer, the following rules shall apply in determining his participation in the Plan and his Years of Service (all Years of Service with the Employer will be counted for vesting purposes except as set forth herein).

              A.     Participation of a Re-Employed Employee:

                     (1) If the re-employed Employee was not a Participant in the Plan during his prior period of employment, he must meet the requirements of Section 3.1 for participation in the Plan as if he were a new Employee.

                     (2) If a re-employed Employee was not a Participant in the Plan during his prior period of employment, had terminated employment after having met the requirements of Section 3.1 but prior to the next Entry Date, and had not incurred a Break in Service prior to his re-employment, then the Employee must commence participation immediately upon his return.

                     (3) If the re-employed Employee was a Participant in the Plan during his prior period of employment and he has incurred a Break in Service, the re-employed Employee shall not be entitled to re-participate in the Plan until he again meets the requirements of Section 3.1.

                     (4) If the re-employed Employee was a Participant in the Plan during his prior period of employment and he has not incurred a Break in Service prior to his re-employment, then, the Employee shall again become a Participant as of the date of his re-employment.

              B.     Service of a Re-Employed Employee:

                     (1) If the re-employed Employee was a Participant in the Plan during his prior period of employment and he has incurred a Break in Service, service prior to such Break in Service shall be reinstated in accordance with subparagraphs B(2) and B(3), below, only if the re-employed Employee completes 1,000 Hours of Service in (a) the 12 consecutive month period beginning on the date of his re-employment; or (b) the Plan Year which includes the first anniversary of the date of re-employment; or if necessary, succeeding Plan Years.

                     (2) In the case of a Participant whose prior employment terminated with entitlement to a distribution from the Plan, subject to subparagraph B(1), above, any service attributable to his prior period of employment shall be reinstated in determining both his or her pre and post separation account balance(s) as of the date of his re-employment. If a Participant who was less than 100 percent vested received a distribution, Service attributable to his prior period of employment shall be reinstated only if the

Participant repays the full amount of such prior distribution (exclusive of Salary Reduction Contributions) within the 5-year period from the date of re-employment.

                     (3) In the case of a Participant whose prior employment terminated without entitlement to a distribution of Employer funded benefits from the Plan, subject to subparagraph B(1), above, any service attributable to his prior period of employment will be reinstated in determining both his or her pre and post separation account balance(s) if the number of consecutive Plan Years of Break in Service was equal to or less than the greater of 5 or the aggregate number of Years of Service prior to his Break in Service. Notwithstanding the foregoing, if an Employee's termination of employment with the Employer is due to maternity or paternity leave, the number "5" in the preceding sentence shall be changed to "6" solely for purposes of determining the re-employed Employee's eligibility to participate in the Plan.

                     (4) Years of Service with the Employer before a Participant entered the Plan, including Years of Service in non-covered employment, will be counted for vesting purposes except as otherwise provided in this Section 3.3 to the contrary.

       3.4 ELIGIBILITY AND SERVICE OF EMPLOYEES FORMERLY INCLUDED IN A COLLECTIVE BARGAINING UNIT. All Years of Service of an Employee who has previously, but no longer is, included in a unit of Employees covered by a collective bargaining agreement between Employee representatives and the Employer shall be counted for purposes of eligibility and vesting except for Years of Service not reinstated to a re-employed Employee under the provisions of Paragraph B of Section 3.3. An Employee shall participate in the Plan immediately upon his exclusion from such a unit of Employees covered by a collective bargaining agreement if he has satisfied all other requirements for participation in the Plan.

       3.5 ELECTION NOT TO PARTICIPATE. Notwithstanding anything else in the Plan to the contrary, an Employee may, subject to the approval of the Employer, elect voluntarily not to participate in the Plan. The election not to participate must be communicated to the Employer in writing at least thirty (30) days before the beginning of a Plan Year.

       3.6 EXCLUSION OF EMPLOYEES. Notwithstanding anything herein to the contrary, if the Trustee purchases "Qualifying Employer Securities" in a transaction in which the seller makes a nonrecognition of gain election under
Section 1042 of the Internal Revenue Code, the seller, any person who is a member of the family of the seller (within the meaning of Section 267(c)(4) of the Internal Revenue Code) or any other person who owns (after application of Section 318(a) of the Internal Revenue Code) more than 25 percent in value of any class of outstanding Employer securities (within the meaning of Section 409(1) of the Internal Revenue Code) shall not be eligible to participate in the Plan during the ten year period following the purchase. Such exclusion shall commence as of the first day of the Plan Year in which such transaction occurs.

       3.7 MILITARY SERVICE. Notwithstanding any provision of this Plan to the contrary, effective on or after December 12, 1994, contributions, benefits, and service credit with respect to qualified military service will be provided in accordance with Section 414(u) of the Internal Revenue Code.

IV.    EMPLOYER CONTRIBUTIONS AND PARTICIPANT FORFEITURES

       4.1    Employer Contributions:

              A. SALARY REDUCTION CONTRIBUTIONS. The Employer shall contribute an amount equal to the total amount of contributions agreed to be made by it pursuant to salary reduction agreements under Section 4.2 entered into between the Employer and Participants for such Plan Year. Contributions made by the Employer for a given Plan Year pursuant to salary reduction agreements under Section 4.2 shall be deposited in the Trust no later than the earlier of (a) 90 days following the date on which such amounts would otherwise have been payable to the Participant in cash, or (b) the date the Employer files its federal income tax return for such Plan Year. The contribution under this Paragraph A shall be referred to as the "Salary Reduction Contribution."

              B. MATCHING CONTRIBUTIONS. The Employer may, on a discretionary basis, contribute (subject to reductions by Forfeitures in Matching Contributions Accounts) and allocate to a Participant's Matching Contributions Account as of the last day of the Plan Year (or earlier at the Employer's discretion) up to $.50 for every $1.00 it contributed to the Participant's Salary Reduction Contribution Account for the Plan Year, provided however that no matching allocation will be made for Salary Reduction Contributions in excess of 6 percent of a Participant's Compensation. This contribution shall be referred to as the "Matching Contribution."

              C. ESOP CONTRIBUTIONS. The Employer may make an additional contribution to the Plan for each Plan Year in an amount determined by the Board of Directors of the Employer, subject to applicable limits on amounts deductible under the

Internal Revenue Code or allocable to Participants' accounts. The contribution under this Paragraph C shall be referred to as the "ESOP Contribution."

              D. The Employer shall make full payment of its contributions other than Salary Reduction Contributions for each Plan Year directly to the Trustees not later than the time prescribed by the Internal Revenue Code for such contribution to be deductible on the Employer's tax return for the Plan Year to which the contribution applies. The Salary Reduction Contribution must be made not later than the earlier of 90 days following the date on which such amounts would otherwise have been payable to the Participant in cash or the time prescribed by law for filing the federal income tax return of the Employer, including extensions which have been granted for the filing of such tax return. Neither the Trustee nor the Committee shall be under any duty to inquire into the correctness of the amount contributed and paid over to the Trustee hereunder, nor shall either the Trustee or the Committee be under any duty to enforce payment of any contribution to be made hereunder by the Employer. With respect to payments made after the close of the Plan Year but before the filing of the Employer's federal income tax return, the Employer shall designate in writing to the Trustee the taxable year of the Employer to which the payment relates.

              E. The ESOP Contributions and Matching Contributions made to the Plan may be made in cash, Qualifying Employer Securities, or other property at the discretion of Employer; however, any contribution in the form of Qualifying Employer Securities shall be allocated solely to Subtrust A, unless such Qualifying Employer Securities are registered and traded on an established national securities exchange.

       4.2 PARTICIPANT SALARY REDUCTION. Each Plan Year, a Participant may elect to enter into a written salary reduction agreement with the Employer which will be applicable to all payroll periods within such Plan Year. The terms of any salary reduction agreement shall provide that the Participant agrees to accept a reduction in salary from the Employer equal to any whole percentage of his Compensation per payroll period in increments of 1 percent, not to exceed the lesser of 15 percent of such Compensation or $9,500 per calendar year (with such dollar limit beginning on January 1, 1997, and adjusted annually thereafter in accordance with releases issued by the Commissioner of Internal Revenue). In consideration of such agreement, the Employer will make a salary reduction contribution to the Participant's Salary Reduction Contribution Account on behalf of the Participant for such Plan Year in an amount equal to the total amount by which the Participant's Compensation from the Employer was reduced during the Plan Year pursuant to the salary reduction agreement. Amounts credited to a Participant's Salary Reduction Contribution Account shall be 100 percent vested and non-forfeitable at all times. If a Participant enters into a salary reduction agreement with the Employer for a given Plan Year his Compensation for such Plan Year for all other purposes of the Plan shall be equal to his Compensation before application of the salary reduction agreement. Salary Reduction contributions shall be allocated solely to Subtrust B.

              Salary reduction agreements shall be governed by the following rules:

              A. A salary reduction agreement shall apply to each payroll period during which an effective salary reduction agreement is on file with the Employer.

              B. A salary reduction agreement may be amended by a Participant only during the three (3) week period preceding May 1, August 1, November 1 or February 1 of each Plan Year by written notice to the Committee on its prescribed form if the purpose of the amendment is to decrease the amount of such Participant's Compensation which is subject to salary reduction during the remainder of such Plan Year. The Participant may elect, upon 14 days advance written notice to the Committee, on its prescribed form, to discontinue deferrals during the remainder of such Plan Year.

              C. A salary reduction agreement may be amended by a Participant only during the three (3) week period preceding May 1, August 1, November 1 or February 1 of each Plan Year if the purpose of the amendment is to increase the amount of such Participant's Compensation which is subject to salary reduction during the remainder of the Plan Year.

              D. Salary reduction agreements and amendments to salary reduction agreements shall be effective as of, and shall not apply to any payroll period preceding, the payroll period next following the 10th day after the salary reduction agreement or amendment to the salary reduction agreement is executed by the Participant and the Employer.

              E. The Employer may amend or revoke its salary reduction agreement with any Participant at any time, if the Employer determines that such revocation or amendment is necessary to insure that a Participant's Annual Additions for any Plan Year will not exceed the limitations of Section
5.4 or to insure that the discrimination tests of Sections 401(k) and 401(m) of the Internal Revenue Code are met for such Plan Year.

              F. Amounts contributed to the Plan under a salary reduction agreement by a "highly compensated Participant" (as defined in Section 414(q) of the Internal Revenue Code) shall be returned to such Participants in a pro rata reduction (or as otherwise agreed to in a nondiscriminatory manner) to the extent necessary to insure that the discrimination tests of Sections 401(k) and 401(m) of the Internal Revenue Code are met for such Plan Year.

              G. The Committee shall distribute any "excess deferrals" to a Participant not later than the first April 15th following the close of the calendar year. An "excess deferral" is any amount contributed to the Plan under a salary reduction agreement for the benefit of a Participant for a calendar year in excess of $9,500 (as annually adjusted under Section 4.2) or amounts less than $9,500 to the extent the Participant has entered into salary reduction agreements with other employers and notified the Committee that a portion of the amounts contributed for the Plan Year under a salary reduction agreement is an excess deferral under Section 402(g) of the Internal Revenue Code. Any income allocable to an excess deferral shall be distributed to the Participant with the return of the excess deferral.

              H. The Employer may revoke its salary reduction agreements with all Participants or amend its salary reduction agreements with all Participants on a uniform basis, if it determines that it will not have sufficient current or accumulated profits to make the contributions to the Plan required by the salary reduction agreements.

              I. Except as provided above, a salary reduction agreement applicable to any given Plan Year, once made, may not be revoked or amended by the Participant or the Employer without the consent of the Plan Committee.

       4.3    PARTICIPANT FORFEITURES:

              A. If a Participant terminates service for the Employer, and the value of the Participant's vested account balance derived from Employer contributions is not greater than $3,500, distribution of the value of the entire vested portion of such account balance will cause the nonvested portion of such account balance to be treated as a Forfeiture.

              B. If a Participant terminates service for the Employer, and consents and elects (with his spouse's consent) to the receipt of the value of his vested account balance derived from Employer contributions, the nonvested portion will be treated as a Forfeiture. If the Participant consents and elects to the distribution of less than the entire vested portion of his account balance derived from Employer contributions, the part of the nonvested portion that will be treated as a Forfeiture is the total nonvested portion multiplied by a fraction, the numerator of which is the amount of the distribution and the denominator of which is the total value of the vested Employer derived account balance.

              C. If a Participant receives a distribution pursuant to this section which is less than the value of the Participant's account balance derived from Employer contributions, and resumes employment covered under the Plan, the Participant's account will be restored to the amount on the date of distribution only if the Participant repays to the Plan the full amount of the distribution on or before the earlier of the date the Participant (1) incurs 5 consecutive one-year Breaks in Service following the date of distribution or (2) 5 years after the first date on which the Participant is subsequently re-employed by the Employer. In the case of a distribution which is less than the value of the Participant's account balance(s) derived from Employer contributions made for purposes other than separation from Service by the Participant, the Participant's account will be restored to the amount on the date of distribution only if the Participant repays to the Plan the full amount of the distribution within 5 years of the date of the distribution.

              D. If the value of the Participant's account balance derived from Employer contributions exceeds $3,500, the Participant must consent to any distribution from such account in accordance with Paragraph F of Section 6.5.

              E. The nonvested portion of a Participant's account balance derived from Employer contributions remaining in such account as of the last day of the Plan Year during which the Participant incurs 5 consecutive 1-year Breaks in Service shall be forfeited and treated as a Forfeiture.

              F. For distribution rules applicable to account balances which exceed $3,500, if the present value of a Participant's account balance(s) at the time of a distribution to the Participant exceeds $3,500, then the present value of such Participant's account(s) at any subsequent time shall be deemed to exceed $3,500.

       4.4 REQUIRED PARTICIPANT CONTRIBUTIONS. Participants shall not be required to contribute to the Trust.

       4.5 FORFEITURES OF QUALIFYING EMPLOYER SECURITIES. If a portion of a Participant's account(s) are forfeited, assets in the Participant's Other Investment Account must be forfeited before assets in his Employer Stock Account are forfeited and Qualifying Employer Securities allocated to his Employer Stock Account which were acquired with the proceeds of a loan exempted from the excise tax imposed under Section 4975(a) of the Internal Revenue Code by Section 4975(d)(3) of the Internal Revenue Code can be forfeited only after Qualifying Employer Securities in the Participant's Employer Stock Account which were not so acquired have been forfeited. If more than one class of Qualifying Employer Securities with equal priority upon forfeiture has been allocated to a

Participant's Employer Stock Account, the Participant must be treated as forfeiting the same proportion of each class.

       4.6 UNCLAIMED BENEFITS. If benefits remain unpaid for two years after they would normally have been paid because of the Participant's or Beneficiary's failure to provide required information, and the Committee cannot locate the information, or the Committee cannot locate the Participant or Beneficiary by mailing notices to the last known addresses in the Employer's records, the unpaid benefit shall be forfeited.

       The unpaid benefit will be reinstated without interest or allocations of earnings if the Participant or Beneficiary later makes a claim for a benefit prior to the date the Plan is terminated and all its assets distributed to Participants or Beneficiaries.

       4.7 MAXIMUM EMPLOYEE ELECTIVE DEFERRAL. The maximum amount of Employee Elective Deferral for any Participant for any Plan Year shall be $9,500, or such other amount determined by the Secretary of the Treasury under Internal Revenue Code Section 402(g)(5) (cost-of-living adjustments). This limit shall be applicable by aggregating all plans and arrangements maintained by the Employer and all Affiliates that provide for elective deferrals (as defined in Section 402(g) of the Internal Revenue Code).

              If this limit would be exceeded by Employee Elective Deferral to the Plan for any Participant for any Plan Year, the excess amount (adjusted to reflect any income or losses attributable to such excess to the date of distribution) shall be distributed to such Participant.

              If, for any Plan Year, a Participant's Employee Elective Deferral under this Plan, when combined with elective deferrals made to a plan of another employer, would exceed $9,500 (or such other amount determined by the Secretary of the Treasury under

Internal Revenue Code Section 402(g)(5)), the Committee shall distribute the amount of such excess (adjusted to reflect any income or loss attributable to such excess to the date of distribution) to the Participant if the Participant provides the Committee with written claim requesting a refund of the excess. Such written request must be made no later than March 1 of the following Plan Year. Such request shall be accompanied by the Participant's written statement that if such excess amounts are not distributed, such amounts, when added to amounts deferred under other plans or arrangements described under Internal Revenue Code Section 401(k), 408(k) or 403(b), will exceed the applicable limit for such Participant. The Committee may require additional proof regarding the existence of excess elective amounts.

              Distribution of excess amounts (adjusted to reflect any income or losses attributable to such excess to the date of distribution) shall be made no later than April 15 of the calendar year following the calendar year in which such excess amount was made. Such distributions shall be charged against a participant's Employee Elective Deferral Account.

              A Participant may assign to this Plan any Excess Elective Deferrals made during a taxable year of the Participant by notifying the Plan Administrator on or before April 15 of the amount of the Excess Elective Deferrals to be assigned to the Plan. A Participant is deemed to notify the Plan Administrator of any Excess Elective Deferrals that arise by taking into account only those Elective Deferrals made to this Plan and any other Plans of this Employer.

       4.8 LIMITATION ON EMPLOYEE ELECTIVE DEFERRAL. In each Plan Year the actual deferral percentage of Employee Elective Deferral for the group of Highly Compensated Employees eligible to participate in the Plan may not exceed the greater of:

              A. one and one-quarter times the actual deferral percentage of the group of all other eligible Employees; or

              B. the lesser of (1) two times the actual deferral percentage of the group of all other eligible Employees or (2) the actual deferral percentage of the group of all other eligible Employees plus two percentage points.

              The "actual deferral percentage" for each such group of eligible Employees for a Plan Year is the average of the ratios, calculated separately for each Employee in each such group, of the amount of Employee Elective Deferral made on behalf of each eligible Employee for such Plan Year to the Employee's Compensation for such Plan Year. In the case of a Highly Compensated Employee who is eligible to participate in more than one cash or deferred arrangement maintained by the Employer or an Affiliate, the ratio of the amount of Employee Elective Deferral made on behalf of such Highly Compensated Employee for such Plan Year to the Highly Compensated Employee's Compensation for such Plan Year shall be calculated by treating all the cash or deferred arrangements in which the Highly Compensated Employee is eligible to participate as one arrangement.

       4.9 ADJUSTMENT OF EMPLOYEE ELECTIVE DEFERRAL DURING PLAN YEAR. Notwithstanding anything in Section 4.8 to the contrary, if the Committee determines that the nondiscrimination test set forth in Section 4.8 otherwise might not be met for the Plan Year, the Committee may reduce the maximum percentage of Compensation at which Highly Compensated Employees may elect to have Employee Elective Deferral made on their behalf to such percentage, if any, as the Committee determines appropriate to ensure that such test will be met for such Plan Year. Such a reduction may be imposed for the entire Plan Year or any part thereof.

       4.10   EXCESS EMPLOYEE ELECTIVE DEFERRAL AFTER PLAN YEAR:

              A. CORRECTION OF EXCESS DEFERRAL CONTRIBUTION AFTER PLAN YEAR. If the Committee determines after the end of the Plan Year that the nondiscrimination test set forth in Section 4.8 has not been met, Employee Elective Deferral (adjusted to reflect any income or losses allocable to such excess to the date of distribution) of the Highly Compensated Employee shall be distributed to such Highly Compensated Employee to eliminate such excess Employee Elective Deferral.

              B. DETERMINATION OF AMOUNT OF EXCESS EMPLOYEE ELECTIVE DEFERRAL. The amount of excess Employee Elective Deferral for a Highly Compensated Employee for a Plan Year is to be determined by the following leveling method, under which the actual deferral percentage of the Highly Compensated Employee with the highest actual deferral percentage is reduced to the extent necessary to:

                     1. enable the Plan to satisfy the actual deferral percentage limitation; or

                     2. cause such Highly Compensated Employee's actual deferral percentage to equal the percentage of the Highly Compensated Employee with the next highest actual deferral percentage.

              This process must be repeated until the Plan satisfies the contribution percentage limitation.

              C. RETURN TO EXCESS EMPLOYEE ELECTIVE DEFERRAL. Excess Employee Elective Deferral which are returned to Highly Compensated Employees pursuant to this Section 4.10 shall be distributed to such Employees as soon as practicable, without regard to any limitation otherwise imposed by law or by the provisions of the Plan.

       4.11 LIMITATION ON MATCHING CONTRIBUTIONS. In each Plan Year the contribution percentage of Matching Contribution for the group of Highly Compensated Employees eligible to participate in the Plan may not exceed the greater of:

              A. one and one-quarter times the contributions percentage of the group of all other eligible Employees; or

              B. the lesser of (1) two times the contribution percentage of the group of all other eligible Employees or (2) the contribution percentage of the group of all other eligible Employees plus two percentage points.

              The "contribution percentage" for each such group of eligible Employees for a Plan Year is the average of the ratios, calculated separately for each Employee in each such group, of Matching Contributions made on behalf of each eligible Employee for such Plan Year to the Employee's Compensation for such Plan Year. To the extent permitted by applicable regulations, the Committee may elect to take Employee Elective Deferral into account in determining the contribution percentage. In the case of a Highly Compensated Employee who is eligible to participate in more than one plan maintained by the Company or an Affiliate to which Matching Contributions are made, the ratio of Matching Contributions made on behalf of such Highly Compensated Employee for such Plan Year to the Highly Compensated Employee's Compensation for such Plan Year shall be calculated by treating all the plans in which the Highly Compensated Employee is eligible to participate as one Plan.

       4.12 EXCESS MATCHING CONTRIBUTIONS AFTER PLAN YEAR. If the Committee determines after the end of the plan Year that the nondiscrimination limitation in Section 4.11 has not been met, Matching Contributions (adjusted to reflect any income or losses allocable to such excess to the date of distribution) of the Highly Compensated Employees shall be treated as a forfeiture under Section 4.3 to eliminate such excess Matching Contributions.

              The amount of excess Matching Contributions for a Highly Compensated Employee for a Plan Year is to be determined by the following leveling method, under which the contribution percentage of a Highly Compensated Employee with the highest contribution percentage is reduced to the extent required to:

              A. enable the Plan to satisfy the contribution percentage limitation; or

              B. cause such Highly Compensated Employee's contribution percentage to equal the percentage of the Highly Compensated Employee with the next highest contribution percentage.

              This process must be repeated until the Plan satisfies the contribution percentage limitation.

       4.13 APPLICATION OF GENERAL NONDISCRIMINATION REQUIREMENTS. In the event that all or a portion of the Employee Elective Deferral of a Participant who is a Highly Compensated Employee is distributed to such Participant under Sections 4.7 or 4.10, the Matching Contribution generated by such Deferral Contribution under Paragraph B of Section 4.1 (adjusted to reflect any income or loss allocable thereto) shall be treated as a forfeiture under Section 4.3.

       4.14   RESTRICTION ON MULTIPLE USE OF ALTERNATIVE LIMIT:

              A. General Rule. If the discrimination limits set forth in Sections 4.8 and 4.11 would otherwise be satisfied only by use of the alternative limitation set forth in subsection (b) of Section 4.8 and 4.11 of the Plan, the "contribution percentage" (as defined in Section 4.11) of Highly Compensated Employees shall be reduced in the manner described in
Section 4.12 until the "Aggregate Limit" (as defined in (b), below) is satisfied.

              B. Aggregate Limit. For purposes of this Section 4.14 the "Aggregate Limit" means the sum of:

                     1. One and one-quarter times the greater of the actual deferral percentage or contribution percentage of the group of all eligible Employees who are not Highly Compensated Employees, and

                     2.     the lesser of:

                            a.     two times the lesser of the actual
deferral percentage or contribution percentage of the group of all eligible Employees who are not Highly Compensated Employees, or

                            b.     the sum of two percentage points and the
lesser of the actual deferral percentage or contribution percentage of the group of all eligible Employees who are not Highly Compensated Employees.

              C. Special Transitional Rule. Notwithstanding the foregoing, for Plan Years beginning before the later of January 1, 1992 or the date that is 60 days after the publication of final regulations under Internal Revenue Code Sections 401(k) and 401(m), the "Aggregate Limit" is increased to the greater of the limit contained in
Section 4.14(b) above or the sum of:

                     1. 125 percent of the lesser of (a) the actual deferral percentage of the group of non-Highly Compensated Employees eligible under the arrangement subject to Section 401(k) for the Plan Year, or (b) the actual contribution percentage of the group of non-Highly Compensated Employees eligible under the Plan subject to Section 401(m) of the Internal Revenue Code for the Plan Year beginning with or within the Plan Year of the arrangement subject to Section 401(k) of the Internal Revenue Code, and

                     2. Two plus the greater of (a) or (b) above. In no event, however, shall this amount exceed 200 percent of the greater of (a) or
(b) above.

       4.15   In calculating the actual contribution percentage (ACP) test of
Section 401(m) for a Plan Year, contributions will be taken into account if it is paid to the trust during the Plan Year or paid to an agent of the Plan and transmitted to the trust within a reasonable period after the end of the Plan Year. An excess contribution to a cash or deferred arrangement that is recharacterized is to be taken into account in the Plan Year in which the contribution would have been received in cash by the Employee had the
Employee not elected to defer the amounts.   A matching contribution taken
into account for a Plan Year only if it is (1) made on account of the Employee's elective or employee contributions for the Plan Year, (2) allocated to the Employee's account as of a date within that year, and (3) paid to the trust by the end of the 12th month following the close of that year. Qualified matching contributions which are used to meet the requirements of Section 401(k)(3)(A) are not to be taken into account for purposes of the ACP test of Section 401(m).

       4.16 For purposes of determining whether a Plan satisfies the actual contribution percentage test of Section 401(m), all Employee and matching contributions that are made under two or more plans that are aggregated for purposes of Section 401(a)(4) and 410(b) (other than Section 410(b)(2)(A)(ii)) are to be treated as made under a single plan and that if two or more plans are permissively aggregated for purposes of Section 401(m), the aggregated plans must also satisfy Section 401(a)(4) and 410(b) as though they were a single plan.

       4.17 In the case of a Highly Compensated Employee who is either a 5 percent owner or one of the ten most Highly Compensated Employees and is thereby subject to the family aggregation rules of Section 414(q)(6), the actual contribution ratio (ACR) for the family group (which is treated as one Highly Compensated Employee) is the ACR determined by combining the contributions and compensation of all eligible family members. Except to the extent taken into account in the preceding sentence, the contributions and compensation of all family members are disregarded in determining the actual contribution percentages for the groups of Highly Compensated Employees and non-Highly Compensated Employees.

       4.18 In the case of a Highly Compensated Employee whose actual contribution ratio (ACR) is determined under the family aggregation rules, the determination of the amount of excess aggregated contributions shall be made as follows: the ACR is reduced in accordance with the "leveling" method described in Section 1.401(m)-1(e)(2) of the regulations and the excess aggregate contributions are allocated among the family members in proportion to the contributions of each family member that have been combined.

       4.19 The distribution (or forfeiture, if applicable) of excess aggregate contributions shall be made on the basis of the respective portions of such amounts attributable to each Highly Compensated Employee.

       4.20 For purposes of the requirements of Section 401(m), a Highly Compensated Employee who is either a 5 percent owner or one of the ten most Highly Compensated Employees is subject to the family aggregation rules of
Section 414(q)(6). For this purpose a family member shall be defined as the spouse and the lineal ascendants and descendants (and spouses of such ascendants and descendants) of any employee or former employee.

       4.21 An elective contribution will be taken into account under the actual deferral percentage test of Section 401(k)(3)(A) of the Code for a Plan Year only if it relates to compensation that either would have been received by the Employee in the Plan Year (but for the deferral election) or is attributable to services performed by the Employee in the Plan Year and would have been Received by the Employee within 2 1/2 months after the close of the Plan Year (but for the deferral election).

       4.22 For purposes of determining whether a Plan satisfies the actual deferral percentage test of Section 401(k), all elective contributions that are made under two or more plans that are aggregated for purposes of Section 401(a)(4) or 410(b) (other than Section 410(b)(2)(A)(ii)) are to be treated as made under a single plan and that if two or more plans are permissively aggregated for purposes of Section 401(k), the aggregated plans must also satisfy Section 401(a)(4) and 410(b) as though they were a single plan.

       4.23 In the case of a Highly Compensated Employee who is either a 5 percent owner or one of the ten most Highly Compensated Employees and is thereby subject to the family aggregation rules of Section 414(q)(6), the actual deferral ratio
(ADR) for the family group (which is treated as one Highly Compensated Employee) is the ADR determined by combining the elective contributions, compensation and the amounts treated as elective contributions of all eligible family members. Except to the extent taken into account in the preceding sentence, the elective contributions, compensation, and amounts treated as elective contributions of all family members are disregarded in determining the actual deferral percentages for the groups of Highly Compensated Employees and non-highly compensated employees.

       4.24 In the case of a Highly Compensated Employee whose actual deferral ratio (ADR) is determined under the family aggregation rules, the determination of the amount of excess contributions shall be made as follows:
 The ADR is reduced in accordance with the "leveling" method described in
Section 1.401(k)-1(f)(2) of the regulations and the excess contributions are allocated among the family members in proportion to the contributions of each family member that have been combined.

       4.25 The amount of excess contributions to be distributed or recharacterized shall be reduced by excess deferrals previously distributed for the taxable year ending in the same Plan Year and excess deferrals to be distributed for a taxable year will be reduced by excess contributions previously distributed or recharacterized for the Plan beginning in such taxable year.

V.     ALLOCATIONS TO PARTICIPANTS' ACCOUNTS

       5.1 INDIVIDUAL ACCOUNTS. The Committee shall create and maintain adequate records to disclose the interest in the Trust of each Participant, Former Participant and Beneficiary. Such records shall be in the form of individual accounts, and credits and charges shall be made to such accounts in the manner herein described. The Committee shall also maintain adequate records to reflect the portion of a Participant's Employer Stock Account which consists of Qualifying Employer Securities acquired with the proceeds of a loan exempted from the excise tax imposed under Section 4975(a) of the Internal Revenue Code by Section 4975(d)(3) of the Internal Revenue Code. The maintenance of individual accounts is only for accounting purposes, and a segregation of the assets of the Trust to each account shall not be required except as provided in
Section 7.2. Distributions and withdrawals made from an account shall be charged to the account as of the date paid. The Committee shall, if applicable, maintain the following accounts for each Participant (accounts described in Paragraphs B and C, inclusive, are sometimes collectively referred to in the Plan as "Employer Contribution Accounts").

              A. SALARY REDUCTION CONTRIBUTION ACCOUNT. This account will reflect amounts contributed by the Employer to Subtrust B pursuant to salary reduction agreements under Section 4.2 (and Income thereon).

              B. MATCHING CONTRIBUTION ACCOUNTS. This account will reflect Matching Contributions (and Income thereon).

              C. ESOP ACCOUNT. This account will reflect discretionary Employer ESOP Contributions (and Income thereon) and amounts accumulated in the Plan prior to April 1, 1995.

              D. VESTED ROLLOVER ACCOUNT. This account will reflect any rollovers by Participants under Article XVI (and Income thereon).

              E. SELECTBENEFIT DAILY VALUATION ACCOUNT. This master account will reflect all amounts allocated to Participant's accounts defined under Paragraphs A, B, C, and D of this Section 5.1 except to the extent such assets are allocated to Subtrust A, as defined and provided for in Section 2.1, paragraph D.

              The maintenance of individual accounts is for accounting purposes. Segregation of the assets of the Trust to each account shall not be required except as provided in other portions of the Plan. Distributions and withdrawals made from an account shall be charged to the account as of the date paid.

       5.2 DIVISION INTO QUALIFYING EMPLOYER SECURITIES ACCOUNT AND OTHER INVESTMENTS ACCOUNT. Each Participant's interests in the accounts described in Paragraphs B and C of Section 5.1 shall be divided into two accounts for purposes of allocating the Income of the Plan as follows:

              A.     Qualifying Employer Securities Account; and

              B.     Other Investments Account.

              The Qualifying Employer Securities Account shall consist of the portion of Participants' accounts invested in Qualifying Employer Securities. The Qualifying Employer Securities Account shall be credited at least once each Plan Year with the allocable share of Qualifying Employer Securities purchased and paid for by the Trust or contributed in kind by the Employer, with Forfeitures of Qualifying Employer Securities, if applicable, and with stock dividends on Qualifying Employer Securities.

              The Other Investments Account shall consist of all assets of the Participant's accounts other than Qualifying Employer Securities. Income shall be allocated as of the last day of the Plan Year in proportion to the balance in such accounts as of the beginning of the Plan Year (the Committee may in its discretion use average account balances during the Plan Year), but after reducing each such account balance by any distributions from the account during the Plan Year, including the purchase of Qualifying Employer Securities transferred to the Qualifying Employer Securities Account. The Committee may, in its discretion, allocate Income at more frequent intervals to reflect additions to and distributions from the account(s) during the Plan Year.

       5.3 ALLOCATIONS OF THE EMPLOYER'S CONTRIBUTIONS. Contributions shall be allocated as follows:

              A.     SALARY REDUCTION CONTRIBUTIONS.

Contributions made pursuant to salary reduction agreements with a Participant shall be allocated to the Participant's Salary Reduction Contributions Account no later than the last day of the Plan Year for which the contribution was made, but may, in the Committee's discretion, be allocated at specified intervals during the Plan Year.

              B. ESOP CONTRIBUTIONS. As of the end of each Plan Year, the Employer's ESOP Contributions for the Plan Year shall be allocated to the Employer Contribution Accounts (ESOP Accounts) of Participants who completed a Year of Service during the Plan Year and who either are Employees at such Plan Year end, or retired, died or incurred Disability during such Plan Year in proportion to their Compensation for the Plan Year.

              C.     COMPANY MATCHING CONTRIBUTIONS.

Contributions made by the Employer to match Salary Reduction Contributions, if any, shall be allocated as of the last day of the Plan Year to the accounts of Participants who have completed one Year of Service with the Employer and have a Salary Reduction Contribution Account in accordance with Section 4.1.

              D. ALLOCATION OF FORFEITURES. As of the end of each Plan Year, Forfeitures which have become available for reallocation during such Plan Year which are attributable to Employer contributions made under Paragraph C of
Section 4.1 shall be credited to the Employer Contribution Accounts of all Participants who are entitled to share in the Employer's contribution for the Plan Year, and such amounts shall be allocated according to the ratio that each such Participant's Compensation for the Plan Year bears to the aggregate Compensation of all such Participants for the Plan Year. Forfeitures attributable to Matching Contribution Accounts must be used to reduce the Employer's Matching Contributions allocated under the Plan.

              E. UNALLOCATED EMPLOYER STOCK ACCOUNT. The Committee shall also establish an Unallocated Employer Stock Account which will be credited initially with any Qualifying Employer Securities under Subtrust A purchased by the Trust under an installment payment contract or with borrowed funds. When Qualifying Employer Securities are purchased under an installment payment contract or with funds borrowed by the Trust, a certain number of the Qualifying Employer Securities shall be transferred as of the last day of each Plan Year from the Unallocated Employer Stock Account to the Employer Stock Account of the Participants according to the ratio that each eligible Participant's Compensation (as defined in paragraph U of Section 2.1) for the Plan Year bears to the aggregate Compensation (as defined in paragraph U of Section 2.1) of all eligible Participants for the Plan Year. The number of Qualifying Employer Securities to be transferred in non-monetary units to Employer Stock Accounts of Participants shall be determined by one of the following methods:

                     (1) The number of the Qualifying Employer Securities to be transferred as of the last day of each Plan Year from the Unallocated Employer Stock Account to the ESOP Accounts of the Participants shall be equal to the number of Qualifying Employer Securities purchased under the installment payment contract or with borrowed funds multiplied by a fraction the numerator of which is the total amount of the installment paid under the installment payment contract or the loan agreement (inclusive of principal and interest) subsequent to the date of the last allocation and the denominator of which is the total number of all installments to be paid under the installment payment contract (inclusive of principal and interest through the final payment) or the loan agreement (inclusive of principal and interest to maturity); or,

                     (2) The number of Qualifying Employer Securities to be transferred as of the last day of each Plan Year from the Unallocated Employer Stock Account to the ESOP Accounts of Participants shall be determined solely with reference to payments of principal on an installment payment contract or loan agreement. This method cannot be used, however, unless:

                            (a)    The installment payment contract or loan
agreement provides for annual payments of principal and interest at a cumulative rate that is not less rapid at anytime than level annual payments of such amounts for 10 years;

                            (b)    Interest included in any payment is
disregarded only to the extent that it would be determined to be interest under standard loan amortization tables; and

                            (c)    The duration of any installment payment
contract or loan agreement, including renewals, extensions or refinancing does not exceed 10 years.

       5.4 MAXIMUM ANNUAL ADDITIONS. The maximum Annual Additions to a Participant's accounts shall be determined as follows:

              A. The total Annual Additions made to the accounts of a Participant for a Plan Year (taking into consideration all Defined Contribution Plans of the Employer as defined in Section 415(e) of the Internal Revenue Code) may not exceed the lesser of the Maximum Contribution Limit or 25 percent of the Participant's Compensation (as defined below) for the Plan Year. For purposes of this paragraph, Compensation is defined to include a Participant's earned income, wages, salaries, and fees for professional services and other amounts received for personal services actually rendered in the course of employment with the Employer, including, but not limited to, commissions paid salesmen, compensation for services on the basis of a percentage of profits, commissions on insurance premiums, tips and bonuses, and excluding the following:

              (1) Employer contributions to a plan of deferred compensation which are not includable in the Employee's gross income for the taxable year in which contributed, or Employer contributions under a simplified Employee pension plan to the extent such contributions are deductible by the Employee, or any distributions from a plan of deferred compensation;

              (2) Amounts realized from the exercise of a non-qualified stock option, or when restricted stock (or property) held by the Employee either becomes freely transferable or is no longer subject to a substantial risk of forfeiture;

              (3) Amounts realized from the sale, exchange or other disposition of stock acquired under a qualified stock option; and

              (4) Other amounts which received special tax benefits, or contributions made by the Employer (whether or not under a salary reduction agreement) towards the purchase of an annuity contract described in Section 403(b) of the Internal Revenue Code (whether or not the amounts are actually excludable from the gross income of the Employee).

              For purposes of applying the limitations of this paragraph, Compensation for a Plan Year is the Compensation either actually paid or made available during such Plan Year, or in the case of Plan Years beginning before January 1, 1992, accrued during such Plan Year if the Employer is on an accrual method of accounting.

              B. Notwithstanding the foregoing, the otherwise permissible annual retirement income for any Participant under the Plan shall be further reduced to the extent necessary, as determined by the Committee, to prevent disqualification of the Plan under Section 415 of the Internal Revenue Code, which imposes additional limitations on benefits payable to Participants who also may be participating in another plan maintained by the Employer or any members of a "controlled" or "affiliated" group of corporations or businesses of which the Employer may be a part. If an individual is a Participant at any time in both a defined benefit plan(s) and a defined contribution plan(s) required to be aggregated for purposes of Section 415 of the Internal Revenue Code the Combined

Fraction may not exceed 1.0. For purposes of this limitation, all defined benefit plans required to be aggregated for purposes of Section 415 of the Internal Revenue Code whether or not terminated, are to be treated as one defined benefit plan and all defined contribution plans required to be aggregated for purposes of Section 415 of the Internal Revenue Code, whether or not terminated, are to be treated as one defined contribution plan. The Committee shall determine whether a Participant's benefits are to be limited under this Paragraph. If limitation of benefits is required, the plan under which benefits are to be limited shall not be the Plan (with the intention that the benefits will be limited under the defined benefit plan). The Committee shall advise affected Participants of any additional limitation required by this Paragraph.

       5.5 SUSPENSE ACCOUNT. A suspense account shall be established to hold amounts which may not currently be allocated to Participants' accounts under Section 5.6 or Section 5.7. Such suspense account shall not share in the investment losses, gains or income of the remaining assets of the Trust. In the event of the termination of the Plan, the suspense account shall revert to the Employer to the extent it may not then be allocated to any Employer Contribution Account.

       5.6 EXCESS ANNUAL ADDITIONS. If Annual Additions to the accounts of a Participant exceed the limitations described in Section 5.4, contributions made by the Employer under salary reduction agreements for the Plan Year which cause the excess, if any, shall be returned to the Participant. If, after returning such contributions to the Participant, an excess still exists, such excess shall be treated as a Forfeiture. This Forfeiture shall be reallocated to the ESOP Accounts of other Participants under Paragraph D of Section 5.3. To the extent reallocation of the Forfeiture cannot occur because of the limits of

Section 5.4, such Forfeiture shall be allocated to the suspense account established under Section 5.5 and held in it until the next succeeding date on which Forfeitures could be applied under the Plan.

       5.7 LIMIT ON EMPLOYER CONTRIBUTIONS. Except in the circumstance of a good faith mistake, the Employer shall not contribute any amount to the Plan that would cause an allocation to the suspense account established under Section
5.5 or an allocation to any Participant in excess of the limitations contained in Paragraph F of Section 5.3 as of the date the contribution is allocated. If the contribution is made prior to the date as of which it is to be allocated, then such contribution shall not exceed an amount that would cause an allocation to such suspense account or an allocation to any Participant in excess of the limitations contained in Paragraph F of Section 5.3 if the date of contribution were an allocation date.

       5.8 INVESTMENTS OF OTHER INVESTMENT ACCOUNTS. All Employer contributions to the ESOP Account in cash and any other cash received by ESOP Accounts under the Plan (including cash dividends attributable to Qualifying Employer Securities) will be first used to pay outstanding obligations, other than benefits payable to Participants, of the Trust, and any excess will be used to buy Qualifying Employer Securities, if available, from holders of outstanding Qualifying Employer Securities or Qualifying Employer Securities from the Employer or an affiliate of the Employer. All purchases of Qualifying Employer Securities shall be made at a price equal to their Fair Market Value. If no current obligations of the Trust are outstanding and unpaid and the Trustee determines that there are no Qualifying Employer Securities available for purchase, the Trustee may invest funds allocated to ESOP Accounts in accordance with Article XIII, all in a manner consistent with its obligation hereunder to purchase Qualifying Employer Securities and may pass-through dividends to Participants in accordance with Section 5.9.

       5.9 DIVIDEND PASS-THROUGH. The Committee may adopt written procedures, which may be changed from time to time, under which cash dividends received by the Trust which are attributable to Qualifying Employer Securities allocated to a Participant's ESOP Account may be paid currently (or within 90 days after the end of the Plan Year in which the dividends are paid to the Trust) in cash by the Trustee to such Participants (or their Beneficiaries) on a nondiscriminatory basis, or the Employer may pay such dividends directly to Participants (or Beneficiaries). Such distribution (if any) of cash dividends may be limited to Participants who are still Employees, may be limited to dividends on shares of Qualifying Employer Securities which are then vested or may be applicable to cash dividends on all shares allocated to Participants' ESOP Accounts.

       5.10 ALLOCATION OF QUALIFYING EMPLOYER SECURITIES OWNED BY THE TRUST TO ESOP ACCOUNTS. Notwithstanding anything in the Plan to the contrary, Qualifying Employer Securities shall be allocated to Participants' ESOP Accounts and, to the extent the Committee permits the investment of Participants' Matching Contribution Accounts in Qualifying Employer Securities, Matching Contribution Accounts under a "general allocation method." The "general allocation method" shall allocate the shares of Qualifying Employer Securities, and any other securities of the Employer held by the Trust, to ESOP Accounts and Matching Contribution Accounts at the end of each Plan Year in proportion to Participants' account balances. The value of ESOP Accounts and Matching Contribution Accounts as of the end of each Plan Year shall be determined by allocating Employer contributions and Forfeitures for the Plan Year to Participants in accordance with Section

5.3 as of the last day of the Plan Year and allocating Income among accounts in proportion to ESOP Account balances and Matching Contribution Accounts as of the beginning of the Plan Year (with appropriate adjustments for distributions to Participants occurring during the Plan Year). Under the "general allocation method" the number of shares allocated to a Participant's ESOP Account and Matching Contribution Accounts may vary from Plan Year to Plan Year depending on factors such as the number of Participants, the number of shares held by the Trust and Forfeitures. The number of shares held in a Participant's ESOP Account and Matching Contribution Accounts typically will decrease during each Plan Year in which the number of Participants increases and the Trust does not acquire additional Qualifying Employer Securities.

       5.11   SEGREGATION OF CERTAIN EMPLOYER CONTRIBUTION
ACCOUNTS. Notwithstanding anything in the Plan to the contrary, if a Participant is excluded from further participation in accordance with
Section 3.5 of the Plan, the investments of the Employer Contribution Accounts of such Participant shall be segregated from the other assets of the Trust in a separate account. Such account shall not be allocated any Employer contributions or Forfeitures derived from Employer contributions made for the Plan Year such exclusion from participation commences and each Plan Year thereafter. Notwithstanding anything in this Section 5.11 to the contrary, a Participant's segregated Employer Contribution Account shall continue to share in allocations of Income of the Trust attributable solely to such segregated account. No Qualifying Employer Securities purchased by the Trust in a transaction in which the seller makes a nonrecognition of gain election under
Section 1042 of the Internal Revenue Code (or any dividends or other income attributable thereto) may be transferred or allocated to such segregated account under any circumstances during the ten year period following the purchase by the trust of such Qualifying Employer Securities.

VI.    BENEFITS

       6.1 RETIREMENT OR DISABILITY. If a Participant's employment with the Employer is terminated at or after he attains his Normal Retirement Age, or, if a Participant attains his Normal Retirement Age before incurring a Forfeiture in accordance with Section 4.3 of the Plan, or if his employment is terminated at an earlier age because of Disability, his Vested Percentage shall be 100 percent and he is entitled to receive the entire amount then in each of his accounts in accordance with Section 6.4 and Paragraph E of Section 6.5 (including the Employer's contributions on his behalf made after retirement or Disability, if any). Notwithstanding the above, amounts held in the Participant's Vested Rollover Account which are otherwise subject to the forms of distribution set forth in Paragraphs A and B of Section 6.5, shall be distributed in accordance with the requirements of Paragraphs A and B of Section 6.5 unless a proper election to receive such amount in accordance with Paragraph E of Section 6.5 is made by the Participant (with spousal consent if required).

       6.2 DEATH. In the event that the termination of employment of a Participant is caused by his death, his Vested Percentage shall be 100 percent and the entire amount then in each of his accounts shall be paid to his estate (or spouse to the extent benefits are required to be paid as a Qualified Pre-retirement Survivor Annuity) in accordance with Section 6.4 and Paragraph E of Section 6.5 after receipt by the Committee of acceptable proof of death (including the Employer's contributions on his behalf made after his death, if any).

       Notwithstanding the above, amounts held in the Participant's Vested Rollover Account which are otherwise subject to the forms of distribution set forth in Paragraphs A and B of Section 6.5, shall be distributed in accordance with the requirements of Paragraphs A and B of Section 6.5 unless a proper election to receive such amount in accordance with Paragraph E of Section 6.5 is made by the Participant (with spousal consent if required).

       6.3 TERMINATION FOR OTHER REASONS. If a Participant's employment with the Employer is terminated before his Normal Retirement Age for any reason other than Disability or death, the Participant is entitled to an amount equal to his Salary Reduction Contribution Account and the Vested Percentage of his Employer Contribution Account balances including the Participant's SelectBenefit Daily Valuation Account (including the Employer's contributions on his behalf made after his termination, if any) plus his Vested Rollover Account in accordance with Section 6.4 and Paragraph E of Section 6.5. Notwithstanding the above, amounts held in the Participant's Vested Rollover Account which are otherwise subject to the forms of distribution set forth in Paragraphs A and B of Section 6.5, shall be distributed in accordance with the requirements of Paragraphs A and B of Section 6.5 unless a proper election to receive such amount in accordance with Paragraph E of Section 6.5 is made by the Participant (with spousal consent if required).

       6.4 COMMITTEE DISCRETION. The Committee, in its discretion, subject to Sections 6.5, 6.6, 6.8, 6.11 and 6.12, shall determine when payment of a Participant's benefit is to commence, and, except for benefits required under
Section 6.5 to be paid in the form of a Qualified Joint and Survivor Annuity or Qualified Pre-retirement Survivor Annuity, the method by which his benefits are to be paid, and direct the Trustee accordingly. The Committee shall follow the written instructions of a Participant, or if applicable, a Participant's spouse with a community property interest in the Participant's

Plan benefits, if any, as to the method by which his benefits (or community property interest), if any, payable in a form other than a Qualified Pre-retirement Survivor Annuity will be paid to the Beneficiary of such benefits after his death. Subject to limitations on the Committee's discretion contained in Article VI, the Committee reserves the power to amend or change its previous determination as to the method of payment. The Committee thus, in its discretion, may accelerate the payment of installment benefits under Section 6.5, Paragraph E, in such amounts as it, from time to time, may deem advisable. The Committee may also allow a Participant who has attained his Normal Retirement Age but still in active employment to begin receiving his Salary Reduction Contribution Account and ESOP Account balance as long as such discretion is exercised in a nondiscriminatory manner.

       6.5 PAYMENT OF BENEFITS. Except as provided in Sections 6.1, 6.2, 6.3 and Paragraph M of this Section, benefits shall be distributed as follows:

              A. A Participant entitled to benefits for reasons other than death under the Plan shall receive his benefit in the form of a Qualified Joint and Survivor Annuity, unless:

                     (1)    He is single, widowed or divorced; or

                     (2) He has not been married throughout the one year period prior to the earlier of the participant's Annuity Starting Date or the date of the Participant's death; or

                     (3) The Participant's nonforfeitable account balance(s) is $3,500 or less as of the date of distribution, but only if paid in full prior to the Participant's Annuity Starting Date; or

                     (4) The Participant elects to waive the Qualified Joint and Survivor Annuity form of benefit pursuant to a Qualified Election during the Applicable Election Period.

              B. Benefits paid on account of a Participant's death prior to the commencement of his benefits shall be paid in the form of a Qualified Pre-retirement Survivor Annuity within a reasonable time after the Participant's death upon the direction of the surviving spouse unless:

                     (1)    The Participant was single, widowed or divorced; or

                     (2) The Participant was not married throughout the one year period prior to the earlier of the Participant's Annuity Starting Date or the date of the Participant's death; or

                     (3) The Participant elected to waive the Qualified Pre-retirement Survivor Annuity form of benefit pursuant to a Qualified Election during the Applicable Election Period;

                     (4) The Participant's spouse elects in writing to waive a Qualified Pre-retirement Survivor Annuity in favor of a form of benefit provided under Paragraph E of this Section 6.5;

                     (5) The Participant's nonforfeitable account balance(s) is $3,500 or less as of the date of distribution; or

                     (6) The Participant did not complete an Hour of Service after August 22, 1984 nor is eligible to elect a Qualified Pre-retirement Survivor Annuity.

              C. For purposes of Paragraphs A and B of this Section 6.5, if a Participant marries within one year before his Annuity Starting Date and the Participant and the Participant's spouse in such marriage have been married for at least a one year period ending on or before the date of the Participant's death, such Participant and such spouse shall be treated as having been married throughout the one year period ending on the Participant's Annuity Starting Date.

              D. The benefits of a Participant who is not eligible for a Qualified Joint and Survivor Annuity under Subparagraphs (1) or (2) of Paragraph A of Section 6.5 shall automatically be paid in the form of a Life Annuity unless (1) the Participant elects to waive the Life Annuity form of benefit pursuant to a Qualified Election during the Applicable Election Period or (2) the conditions of Subparagraph (3) of Paragraph A of Section 6.5 are met.

              E. The Committee may, after consulting with the Participant (or Beneficiary) as to the preferred method of payment (which shall not be binding upon the Committee), direct the Trustee to distribute the benefits of a Participant who has waived a Life Annuity, a Qualified Joint and Survivor Annuity or Qualified Pre-retirement Survivor Annuity or who is not eligible for such annuities under Sections 6.1, 6.2, 6.3 and Paragraphs A, B and D of this
Section 6.5 in any one or more of the methods set forth in subparagraphs (1) through (2) below. The payment methods are as follows:

                     (1)    A lump sum;

                     (2) Periodic payments of substantially equal amounts for a specified period, subject to the limits of Section 6.8, in which event the Committee shall direct the Trustee to (a) deposit the unpaid balance in an interest-bearing savings account or accounts, in one or more banks (including the Trustee, if applicable), trust companies, or savings and loan associations, or (b) place the unpaid balance in a segregated account to be invested in such manner as the Committee deems appropriate. Income from such account(s) shall be payable to the Participant annually, in a lump sum, or a combination thereof at the discretion of the Committee. Periodic payments must be at least annually (they may be paid at more frequent intervals than annually).

              F. The Committee may not, subject to Sections 6.6 and 6.8, distribute benefits to any Participant or the surviving spouse of the Participant whose nonforfeitable account balance is or at any time was more than $3,500 (determined as provided in Paragraph A(3) of this Section 6.5) without the consent of both the Participant and if applicable, the Participant's spouse or surviving spouse. Further, the Plan shall not permit an immediate distribution of a Participant's nonforfeitable account balance until the later of the Participant having attained age 62 or Normal Retirement Age under the Plan, except with the consent of the Participant, and if applicable, the Participant's spouse or surviving spouse.

              G. The Committee shall provide each Participant with a Vested Rollover Account which is subject to the distribution requirements of Paragraphs A or D of Section 6.5, within a reasonable period prior to the commencement of his benefits, a written explanation of: (1) the terms and conditions of a Life Annuity or a Qualified Joint and Survivor Annuity (whichever is applicable);
(2) the Participant's right to make and the effect of an election to waive the Life Annuity or Qualified Joint and Survivor Annuity form of benefit; (3) the rights of a Participant's spouse; and (4) the right to make and the effect of a revocation of the Life Annuity or Qualified Joint and Survivor Annuity.

                     Effective for the first Plan Year beginning on or after December 12, 1994, and notwithstanding any provision of the Plan to the contrary, to the extent any optional form of benefit under the Plan permits a distribution prior to the Employee's retirement, death, disability, or severance from employment, and prior to Plan termination, the optional form of benefit is not available with respect to benefits attributable to assets (including the post-transfer earnings thereon) and liabilities that are transferred, within the meaning of
Section 414(l) of the Internal Revenue Code, to the Plan from a money purchase pension plan qualified under Section 401(a) of the Internal Revenue Code (other than any portion of those assets and liabilities attributable to voluntary employee contributions).

              H. A former spouse of a Participant will be treated as a spouse or surviving spouse of a Participant to the extent required under a Qualified Domestic Relations Order.

              I. The Committee shall provide each recipient receiving payment of a benefit under the Plan with an officially approved notice supplied by the Secretary of the Treasury which specifies certain information regarding the federal income tax treatment of certain Plan benefits.

              J. The Committee shall provide each Participant with a Vested Rollover Account which is subject to the distribution requirements of Paragraphs A or D of Section 6.5, within the period beginning with the first day of the Plan Year in which the participant attains age 32 and ending with the close of the Plan Year preceding the Plan Year in which the Participant attains age 35, a written explanation of: (1) the terms and conditions of a Qualified Pre-retirement Survivor Annuity; (2) the Participant's right to make and the effect of an election to waive the Qualified Pre-retirement Survivor Annuity form of benefit; (3) the rights of a Participant's spouse; and (4) the right to make and the effect of a revocation of a previous election to waive the Qualified Pre-retirement Survivor Annuity. The above notice must be provided within one year from the date a Participant separates from service if such separation from service occurs prior to attaining age 32. In the event the Participant becomes a Participant after attaining age 32 the above notice must be provided by the end of the three-year period commencing with the first day of the Plan Year Participation begins.

              K. Benefits payable from a Participant's Employer Contribution Account(s) under either Sections 6.1, 6.2 or 6.3 may, in the discretion of the Committee, be distributed in the form of cash or in Qualifying Employer Securities; provided, however, that, subject to Section 6.13, a Participant shall have the right to demand that his benefits be distributed in the form of Qualifying Employer Securities. If the Employer Securities are not readily tradeable on an established market, a Participant shall have the right to require that the Employer repurchase Employer Securities under a fair valuation formula.

              L. If there is more than one class of Qualifying Employer Securities acquired with the proceeds of a loan exempted from the excise tax imposed under Section 4975(a) of the Internal Revenue Code by Section 4975(d)(3) of the Internal Revenue Code available for distribution to Participants, each Participant receiving a distribution of Qualifying Employer Securities from the Plan must receive substantially the same proportion of each such class, unless he elects otherwise.

              M. This Paragraph provides special rules which may apply to the Plan if the following two conditions are met: (1) the Participant cannot or does not elect payments in the form of a life annuity, and (2) on the death of the Participant, the Participant's vested account balance(s) will be paid to the Participant's surviving spouse, but if there is no surviving spouse or, if the surviving spouse has already consented in a manner conforming to a Qualified Election, then to a Participant's designated Beneficiary. This Paragraph shall not apply with respect to the Participant if it is determined the Plan is a direct or indirect transferee of a defined benefit plan, money purchase pension plan (including a target benefit plan), stock bonus, or profit sharing plan which would otherwise provide for a life annuity form of payment to the participant. If the conditions of the preceding sentences of this Paragraph are met, Paragraphs A, B and D of this Section are inapplicable to that portion of the Participant's account balances to which the requirements of Section 409(h) of the Internal Revenue Code apply, and a Participant's or Beneficiary's benefits, subject to the requirements of Section 409(h) of the internal Revenue Code, will be paid in accordance with Paragraph E of this Section 6.5.

       6.6 COMMENCEMENT OF BENEFITS. Unless the Participant elects a later commencement date, payment of benefits under the Plan due to a Participant must commence within 60 days after the Plan Year in which the LAST OF the following occur:

              A. The date on which the Participant attains his Normal Retirement Age;

              B.     The Participant terminates his service with the Employer;
or

              C. The 10th anniversary of the date the Participant commenced participation in the Plan.

       Notwithstanding the above, the distribution of the portion of the Participant's Employer Stock Account attributable to Qualifying Employer Securities purchased after 1986 shall commence no later than one (1) year following the Plan Year in which the Participant terminates employment due to death, disability or attainment of his Normal Retirement Age and no later than five (5) years following the Plan Year in which the

Participant terminates employment for any other reason (except that this provision shall not apply if the Participant is re-employed by the Employer before distribution is required to begin under this provision). For purposes of this paragraph, the Employer Stock Account attributable to Qualifying Employer Securities purchased after 1986 shall not include any Qualifying Employer Securities acquired with the proceeds of a loan described in Section 404(a)(9) of the Code until the close of the Plan Year in which such loan is repaid in full. The portion of the Participant's Employer Stock Account subject to the requirements of this paragraph shall be distributed subject to one of the following modes of distribution selected by the Committee (after considering the available liquid assets of the Employer and Trust):

              (1)    A lump sum;

              (2) Substantially equal annual installments over a period not exceeding five (5) years (provided that the period over which installments may be distributed shall be extended an additional year (up to an additional five years) for each $100,000 or fraction thereof by which the Participant's Employer Stock Account subject to this paragraph exceeds $500,000; or

              (3)    Any combination of the above.

       6.7 ELECTION TO POSTPONE BENEFITS. Any election to defer benefits beyond the applicable date under Section 6.6 must be written, describe the desired method of payment, and designate the date on which payment shall commence. Notwithstanding the above, a Participant's election to defer commencement of benefits must comply with Section 6.8 (unless Section 6.12 applies). An election to defer benefits also may not create a death benefit for his Beneficiary that is more than incidental to the Plan's primary purpose of distributing accumulated funds to the Participant. This later requirement is deemed satisfied if more than 50 percent of the Participant's Employer funded benefits are expected to be paid to him during his life expectancy.

       6.8 LIMIT ON DEFERRAL OF BENEFITS. All distributions required under this Article VI shall be determined and made in accordance with the proposed regulations under Section 401(a)(9) of the Internal Revenue Code, including the minimum distribution incidental benefit requirement of Section 1.401(a)(9)-2 of the Proposed Regulations. The following limits apply to the periods for which benefits may be deferred under Section 6.7 and the maximum period for periodic payments under Section 6.5; unless Section 6.12 applies:

              A. For distributions commencing during a Participant's lifetime, the Participant's entire interest in the Plan (his Employer Contribution Account plus other accounts, if any) must be totally distributed, or commence to be distributed, not later than the "required beginning date." Benefit payments other than lump sum distributions which commence on or before such required beginning date must be distributed, in accordance with regulations issued by the Secretary of the Treasury, over a period not exceeding the longer of (1) the life expectancy of the Participant or (2) the life expectancy of the Participant and a "designated beneficiary." The payment period must, however, be intended to distribute more than 50 percent of the Participant's benefits to him during a period equal to his life expectancy.

              B. The "required beginning date" means April 1 of the calendar year following the calendar year in which the Participant attains age 70 1/2. The term "designated beneficiary," for purposes of this Section 6.8, means any individual designated as a Beneficiary by the Participant.

              C. The life expectancy of a Participant and his spouse (other than in the case of a life annuity, if applicable) may be re-determined not more frequently than annually.

              D. For distributions occurring after the death of the Participant, the entire interest of the Participant (or the remaining interest if distribution already commenced) must be distributed within 5 years after the death of the Participant (or the death of his surviving spouse). The preceding sentence shall be inapplicable if distribution of the Participant's benefit commenced prior to his death and periodic payments were being made to the Participant (and subsequently to his Beneficiary) over a period allowed under Paragraph A of this Section 6.8. The first sentence of this Paragraph D shall also be inapplicable if (1) any portion of the Participant's interest is payable to (or for the benefit of) a "designated beneficiary," (2) such portion will be distributed (in accordance with regulations) over the life of such designated beneficiary (or over a period not extending beyond the life expectancy of such designated beneficiary), and (3) such distributions begin not later than 1 year after the date of the Participant's death or such later date as the Secretary of the Treasury by regulations prescribes. If the designated beneficiary referred to in the preceding sentence is the surviving spouse of the Participant, the date on which the distributions are required to begin under clause (3) of such sentence shall not be earlier than the date on which the Participant would have attained age 70 1/2 and if the surviving spouse dies before the distributions to such spouse begin, this sentence shall be applied as if the surviving spouse were the Participant.

              E. Under regulations prescribed by the Secretary of the Treasury, for purposes of this Section 6.8, any amount paid to a child shall be treated as if it had been paid to the surviving spouse if such amount will become payable to the surviving spouse upon such child reaching majority (or other designated event permitted under regulations).

              F. For distributions occurring after the death of the Participant, the entire interest of the Participant (or the remaining interest if distribution already commenced) must be distributed by December 31 of the calendar year containing the fifth anniversary of the death of the Participant (or the death of his surviving spouse). The preceding sentence shall be inapplicable if distribution of the Participant's benefit commenced prior to his death and periodic payments were being made to the Participant (and subsequently to his Beneficiary) over a period allowed under Paragraph A of this Section 6.8. In such case the remaining portion of the Participant's benefits must be distributed at least as rapidly as under the method of distribution being used prior to the Participant's death. The first sentence of this Paragraph F shall also be inapplicable if (1) any portion of the Participant's interest is payable to (or for the benefit of) a "designated beneficiary," (2) such portion will be distributed (in accordance with regulations) over the life of such designated beneficiary (or over a period not extending beyond the life expectancy of such designated beneficiary), and (3) such distributions begin not later than December 31 of the calendar year immediately following the calendar year in which the Participant died. If the designated beneficiary referred to in the preceding sentence is the surviving spouse of the Participant, the date on which the distributions are required to begin under clause (3) of such sentence shall not be earlier than the later of December 31 of the calendar year immediately following the calendar year in which the Participant died or December 31 of the calendar year immediately following the calendar year in which the Participant would have attained age 70 1/2 and if the surviving spouse dies before the distributions to such spouse begin, this sentence shall be applied as if the surviving spouse were the Participant. If the Participant has not made an election pursuant to this Section by the time of his or her death, the Participant's designated beneficiary must elect the method of distribution no later than the earlier of (1) December 31 of the calendar year in which distributions would be required to begin under this Section, or (2) December 31 of the calendar year which contains the fifth anniversary of the date of death of the Participant.
 If the Participant has no designated beneficiary, or if the designated beneficiary does not elect a method of distribution, distribution of the Participant's entire interest must be completed by December 31 of the calendar year containing the fifth anniversary of the Participant's death.

       6.9 VALUE OF BENEFIT. Benefits distributed in a form other than cash (i.e., Qualifying Employer Securities) must be equivalent in value to a cash distribution.

       6.10   DESIGNATION OF BENEFICIARIES.

              A. Each Participant, subject to Section 6.11 shall have the right at any time to give written instructions to the Committee designating primary and contingent Beneficiaries to receive any benefit provided by the Plan or changing a Beneficiary designation. The Participant may also give written instructions as to the method of payment of benefits to his Beneficiary (such instructions will be followed to the extent Sections 6.5, 6.6 and 6.8 are not violated).

              Upon receipt of such written instructions from the Participant, the Committee shall take steps necessary to effectuate such designation or change of Beneficiary. A Participant's Beneficiary designation shall not be effective over the Participant's spouse's community property interest in the Plan unless the Participant's spouse consents or consented to such designation.

              B. Notwithstanding the foregoing, a Participant's Beneficiary must be his surviving spouse unless the spouse consents in writing to the selection of another person as Beneficiary. The consent must acknowledge the effect of such election and be witnessed by a Plan representative or a notary public. The Participant may designate a person other than his spouse as Beneficiary without such written consent only if he establishes to the satisfaction of a Plan representative that the consent may not be obtained because there is no spouse, the spouse cannot be located or such other circumstances as the Secretary of the Treasury may prescribe.

              C. If any Participant does not designate a Beneficiary, or if a designated Beneficiary or all designated Beneficiaries predecease the Participant, the Participant's Beneficiary shall be his spouse. If the Participant leaves no surviving spouse, the Committee is empowered to designate a Beneficiary or Beneficiaries on his behalf to whom payment pursuant to Section
6.2 will be made in the event of the Participant's death; provided, however, that such designation by the Committee may only be made from among the following: the (1) any inter vivos or testamentary trusts of which the children of the Participant are beneficiaries; (2) children; (3) parents; (4) brothers and sisters; (5) grandchildren; (6) nephews and nieces; and (7) the Participant's estate.

              D. Failure to complete and file a Beneficiary designation does not prevent an Employee from being a Participant.

              E. A Participant may, subject to Paragraph B above and Section 6.11, designate separate Beneficiaries for his community property interest in the Plan and his spouse's community property interest in the Plan. A designation affecting the Participant's spouse's community property which was consented to by such spouse becomes irrevocable upon the spouse's death (the converse is that it is not irrevocable if the spouse did not consent and thus is subject to disposition under State law). A Participant may, subject to his spouse(s)' community property interest, designate separate Beneficiaries for each of the components of his benefit such as (1) ESOP Account, (2) Salary Reduction Contribution Accounts, (3) Matching Contribution Accounts and (4) Vested Rollover Accounts.

              F. The Committee is instructed to comply with the provisions of State law governing community property interests of a Participant's spouse(s) in the event (1) the spouse(s) has not designated a separate Beneficiary under
Section 6.11, (2) a designation by the Participant under Paragraphs A or E above was not consented to by the spouse, or (3) the Participant designated no Beneficiary.

       6.11 SPOUSES COMMUNITY PROPERTY INTEREST. A Participant's spouse shall have the right to designate a separate Beneficiary or Beneficiaries for the portion of the Participant's benefit which is the spouse's community property interest in the Plan. The spouse may also give written instructions as to the method of payment of such interest to his or her Beneficiary. The Committee must follow the Beneficiary designation and the method designated for payment in the following situations:

              A.     Distributions following the Participant's death;

              B. Distributions of benefits to the Participant after the death of the spouse;

              C. Distributions to the Participant after a divorce or separation of the Participant and such spouse to the extent such distribution does not cause the Plan to violate the other provisions of this Article governing Plan distributions or cause the Plan to violate the provisions of the Internal Revenue Code. If a Participant's spouse designates no separate Beneficiary for his or her community property interest the Committee shall follow the provisions of Section 6.10. All designations by a spouse are irrevocable upon the death of the spouse to the extent they do not cause the Plan to violate the Internal Revenue Code.

       6.12 GRANDFATHERED PAYMENT METHODS. The requirements of Section 6.8 do not apply to a distribution to a Participant or his Beneficiary under a method which does not meet the requirements of Section 6.8 but which would not have disqualified the Plan under the provisions of Section 401(a)(9) in effect prior to the Tax Equity and Fiscal Responsibility Act of 1982 ("TEFRA"), so long as such distribution is made in accordance with a written designation made prior to January 1, 1984. All such designations must comply with regulations issued by the Secretary of the Treasury on the content, form and timing of such designations. The Committee must follow the method of distribution designated by a Participant under this Section to the extent such distribution method does not cause the Plan to violate the provisions of the Internal Revenue Code and does not distribute the community property interests of the Participant's spouse in violation of such spouse's community property rights under State law.

       6.13 FORM OF BENEFIT IN CIRCUMSTANCE OF EMPLOYEE STOCK RESTRICTION. Notwithstanding Section 12.4 and Paragraph E of Section 6.5, if the Employer's Articles of Incorporation or By-Laws restrict the ownership of "substantially all"

(as defined in Treasury regulations issued pursuant to Section 409(h) of the Internal Revenue Code) Qualifying Employer Securities to Employees or the Plan, a Participant shall not have the right to demand that his benefits be distributed in the form of Qualifying Employer Securities. A Participant or his Beneficiary shall receive his benefits in the form of cash if the foregoing restrictions apply and the Employer's Articles of Incorporation contained such restriction on the date the Plan was adopted.

       6.14 DIVERSIFICATION OF EMPLOYER STOCK ACCOUNT. A Participant who has attained age 55 and completed at least ten (10) years of participation in the Plan shall be notified of his right to elect to withdraw a portion of his Employer Stock Accounts attributable to Qualifying Employer Securities purchased by the Trust after 1986. An election to withdraw must be made on the prescribed form and be filed with the Committee within the 90-day period immediately following the close of a Plan Year in the Election Period. For purposes of this Section 6.14, the "Election Period" means the period of six consecutive Plan Years beginning with the Plan Year in which the Participant first becomes eligible to make a withdrawal.

              For each of the first five Plan Years in the Election Period, the Participant may elect to withdraw an amount which does not exceed 25 percent of his Employer Stock Accounts attributable to Qualifying Employer Securities purchased by the Trust after 1986, less all amounts previously withdrawn under this Section 6.14. In the case of the last Plan Year in the Election Period, the Participant may elect to withdraw an amount which does not exceed 50 percent of his Employer Stock Accounts attributable to Qualifying Employer Securities purchased by the Trust after 1986, less all amounts previously withdrawn. Any withdrawal under this Section 6.14 shall be distributed within 90 days after the 90-day period in which the election may be made. A withdrawal shall be treated as a distribution which is subject to the applicable provisions of Article VI.

       6.15 DISABILITY BENEFITS. Notwithstanding any other provisions in the Plan, if a Participant terminates employment and in the opinion of one
(1) or more qualifying physicians selected by the Committee (1) is blind or
(2) has incurred a permanent loss or loss of use (either full or partial) of a member or function of his body, or the permanent disfigurement of his body, he shall receive a Disability benefit in one of the distribution methods under Section 6.5. Such Participant shall be considered to have incurred a "Disability" under the Plan. The Committee shall compute the value of the Disability benefit solely with reference to the nature of the Participant's injury and without regard to the period the participant is absent from work. Disability benefits shall be computed by the Committee according to the schedule of payments which shall be established by the Committee and updated on a periodic basis.

       Notwithstanding anything else in this Plan to the contrary, the amount of a Participant's Disability distribution shall not exceed his account balance(s) as of the date of distribution.

       6.16 WITHDRAWALS. Subject to the requirements of Section 6.14, a Participant shall not be permitted to withdraw amounts in his ESOP Account. Such account(s) will be distributed in accordance with Section 6.4. A Participant who has either attained age 59 1/2 or is able to demonstrate financial hardship may elect to withdraw from his Salary Reduction Contribution Account, if any, up to an amount equal to the amount of contributions allocated to said account (unadjusted for earnings). A withdrawal prior to the date the Participant attains age 59 1/2 will require the consent of the Committee.

Such consent shall be given only if, under uniform rules and regulations, the Committee determines that the purpose of the withdrawal is on account of one of the following or any other items permitted by the Internal Revenue Service:

              A. Medical expenses described in Code Section 213(d) incurred by, or necessary to obtain medical care for, the Participant, his spouse, or any of his dependents (as defined in Code Section 152);

              B. The purchase (excluding mortgage payments) of a principal residence for the Participant;

              C. Payment of tuition and related educational fees for the next 12 months of post-secondary education for the Participant, his spouse, children, or dependents; or

              D. The need to prevent the eviction of the Participant from his principal residence or foreclosure on the mortgage of the Participant's principal residence.

       6.17 WITHDRAWAL CONDITIONS. No distribution shall be made pursuant to Section 6.16 unless the Committee, based upon the Participant's representation and such other facts as are known to the Committee, determines that all of the following conditions are satisfied:

              A. The distribution is not in excess of the amount of the immediate and heavy financial need of the Participant. The amount of the immediate and heavy financial need may include any amounts necessary to pay any federal, state or local income taxes or penalties reasonably anticipated to result from the distribution;

              B. The Participant has obtained all distributions, other than hardship distributions, and all nontaxable loans currently available under all plans maintained by the Employer;

              C. The Plan, and all other plans maintained by the Employer, provide that the Participant's elective deferrals and voluntary Employee contributions will be suspended for at least twelve (12) months after receipt of the hardship distribution; and

              D. The Plan, and all other plans maintained by the Employer, provide that the Participant may not make elective deferrals for the Participant's taxable year immediately following the taxable year of the hardship distribution in excess of the applicable limit under Code Section 402(g) for such next taxable year less the amount of such Participant's elective deferrals for the taxable year of the hardship distribution.

              Any distribution elections made pursuant to this Section shall be made by the Participant on written forms supplied by the Committee and made in a manner which is consistent with and satisfies the provisions of
Section 6.5, including, but not limited to, all notice and consent requirements of Code Sections 411(a)(11) and 417 and the Regulations thereunder.

VII.   TRUST

       7.1 CONTRIBUTIONS FOR EXCLUSIVE BENEFIT OF PARTICIPANTS. All contributions under the Plan shall be paid to the Trustee and deposited in the Trust. All assets of the Trust, including investment income, shall be retained for the exclusive benefit of Participants, Former Participants, and Beneficiaries and shall be used to pay benefits to such persons or to pay administrative expenses of the Plan and Trust to the extent not paid by the Employer and shall not revert to or inure to the benefit of the Employer.

       7.2    INVESTMENT OF TRUST IN QUALIFYING EMPLOYER SECURITIES.

              A. As is more particularly described in the Plan, the Trustee, as directed by the Committee, may invest any portion of the Trust other than Vested Rollover Accounts and Salary Reduction Contribution Accounts in Qualifying Employer Securities. All purchases of Qualifying Employer Securities by the Trustee shall be made only at prices which do not exceed Fair Market Value of such Qualifying Employer Security and shall be immediately allocated to Subtrust A. Employer Contribution Accounts segregated in accordance with Section 5.11 of the Plan, may not invest in or be allocated Qualifying Employer Securities obtained in a transaction in which the seller made a nonrecognition of gain election under Section 1042 of the Internal Revenue Code, during the ten (10) year period following the purchase by the Trust of such Qualifying Employer Securities.

              B. The Trustee may invest up to, but no more than, 50 percent of the segment of the Trust which is attributable to Vested Rollover Accounts and Employer Contributions made for Plan Years beginning before April 1, 1994 in Qualifying Employer Securities.

       7.3 EMPLOYER SECURITIES. The Committee rather than the Trustee, shall be responsible for the funding policy, for overall diversification of Trust assets, and for overall compliance of the Trust with statutory limitations on the amount of the Trust's investment in securities or real property of the Employer or its affiliated companies ("Employer Securities" or "Employer Real Property").

              The Committee shall not direct the investment of Trust funds in Employer Securities unless the Committee is satisfied that the Employer Securities are exempt from registration under the Federal Securities Act of 1933, as amended, and are exempt from qualification under the California Corporate Securities Law of 1968, as amended, and of any other applicable blue sky law, or in the alternative that the Employer Securities have been so registered and/or qualified. The Committee shall also specify what restrictive legend on transfer, if any, is required to be set forth on the certificates for the Employer Securities and the procedures to be followed by the Trustee to effectuate a resale of such Employer Securities. The Committee shall not direct the investment in "Employer Securities" or "Employer Real Property," as those terms are used in ERISA, if such investment would be prohibited by ERISA. The Committee shall only direct the investment of funds into Employer Securities (i) if those securities are traded on an exchange permitting a readily ascertainable fair market value, or (ii) if the Committee shall have obtained a current valuation by an independent appraiser, and periodically supplies updated valuations while the Employer Securities remain in the Trust. In determining the value of Employer Securities on a periodic basis, the Trustee may conclusively rely on the certified appraisal or other form of valuation submitted to it by the Committee, the Employer or the Investment Manager, if any.

              The Trustee shall vote Employer Securities or sell pursuant to a tender offer as directed by written instructions of the Committee, the Independent Investment Manager with authority over those assets, if any, or by the Participants if the Plan provides for pass through voting of Employer Security proxies to the Participants, it being understood that the person with investment discretion over the Trust Assets has exclusive authority and responsibility to vote proxies unless pass through voting to Participants is mandated by the Plan or by law. If the vote is to be passed through to the Participants, the Committee shall provide any information requested by the Trustee that is necessary or convenient to obtain and preserve the confidentiality of the Participants' directions. Any conflicting instructions shall be resolved by the Committee, who shall advise the Trustee on the voting of Employer Securities or tendering the securities in response to a tender offer. Proxies of Employer Securities which are un-allocated to a Participant's account, or for which any votes are not cast, shall be voted or tendered by the Trustee in the same manner directed by the Committee or Investment Manager, unless the Trustee is required by law to vote the proxies or tender the Employer Securities exercising the Trustee's discretion. The Employer shall indemnify and hold harmless the Trustee with respect to any action taken or refrained from with regard to voting or tendering Employer Securities, it being expressly understood that the Trustee shall have no discretion with respect to such action unless required by law.

              The Trustee shall not be liable under the Plan or the Trust for any investment in, retention or sale of Employer Securities or Employer Real Property held as Trust assets, whether retention is due to instructions to retain, or inability to sell due to any Federal or State securities law restrictions, or the unmarketable or illiquid nature of the investment.

The investment in, retention or sale of, valuation and all other issues with respect to Employer Securities or Employer Real Property shall be the sole responsibility of the Committee.

VIII.  ADMINISTRATION

       8.1 ALLOCATION OF RESPONSIBILITY AMONG FIDUCIARIES FOR PLAN AND TRUST ADMINISTRATION. Responsibility shall be allocated among Fiduciaries as follows:

              A. The Fiduciaries shall have only those specific powers, duties, responsibilities and obligations as are specifically given them under the Plan.

              B. In general, the Employer shall have the sole responsibility for making the contributions provided for under Section 4.1, and shall have the sole authority to appoint and remove the Trustee, members of the Committee and any Investment Manager which may be appointed to manage the Trust, and to amend or terminate, in whole or in part, the Plan.

              C. The Committee shall have the sole responsibility for the administration of the Plan, which responsibility is specifically described in the Plan.

              D. The Trustee shall have the sole responsibility for the administration of the Trust assets (subject to the provisions of Section 7.3, 13.6 and the Participant direction pursuant to 13.6A), held under the Trust, all as specifically provided in the Plan.

              E. The Committee warrants that any directions given, information furnished, or action taken by it shall be in accordance with the provisions of the Plan, as the case may be, authorizing or providing for such direction, information or action. The Trustee will administer the Trust in conformance with the Plan and Trust agreement, and as directed by the Employer or Committee.

              F. Furthermore, each Fiduciary may rely upon any such direction, information or action of another Fiduciary as being proper under the Plan and need not inquire into the propriety of any such direction, information or action.

              G. It is intended under the Plan that each Fiduciary shall be responsible for the proper exercise of its own powers, duties, responsibilities and obligations under the Plan and, unless otherwise provided by the Plan, shall not be responsible for the acts or omissions of any other Fiduciary or person except as provided by Section 405(a) of ERISA.

              H. No Fiduciary guarantees the Trust in any manner against investment loss or depreciation in asset value.

       8.2 APPOINTMENT OF COMMITTEE. The Plan shall be administered by a Committee consisting of one or more persons who shall be appointed by and serve at the pleasure of the Board of Directors of the Employer. All usual and reasonable expenses of the Committee will be paid in whole by the Employer. Any members of the Committee who are Employees shall not receive compensation with respect to their services for the Committee.

       8.3 RECORDS AND REPORTS. The Committee shall exercise such authority and responsibility as it deems appropriate in order to comply with ERISA and governmental regulations issued thereunder relating to records of Participant's service, account balances and the percentage of such account balances which are nonforfeitable under the Plan; notifications to Participants; annual registration with the Internal Revenue Service; and annual reports to the Department of Labor.

       8.4 OTHER COMMITTEE POWERS AND DUTIES. The Committee shall have such duties and powers as may be necessary to discharge its duties hereunder, including, but not by way of limitation, the following:

              A. To construe and interpret the Plan, decide all questions of eligibility and determine the amount, manner and time of payment of any benefits hereunder;

              B. To prescribe procedures to be followed by Participants or Beneficiaries filing applications for benefits;

              C. To prepare and distribute, in such manner as the Committee determines to be appropriate, information explaining the Plan;

              D. To receive from the Employer and from Participants such information as shall be necessary for the proper administration of the Plan;

              E. To furnish the Employer, upon request, such annual reports with respect to the administration of the Plan as are reasonable and appropriate;

              F. To receive, review and keep on file (as it deems convenient or proper) reports of the financial condition, and of the receipts and disbursements, of the Trust from the Trustee; and,

              G. To appoint or employ individuals to assist in the administration of the Plan and any other agents it deems advisable, including legal and actuarial counsel.

       8.5 LIMITATION ON COMMITTEE POWERS AND DUTIES. The Committee shall have no power to add to, subtract from or modify any of the terms of the Plan, or to change or add to any benefits provided by the Plan, or to waive or fail to apply any requirements of eligibility for a benefit under the Plan.

       8.6 RULES AND DECISIONS. The Committee may adopt such rules and actuarial tables it deems necessary, desirable, or appropriate. All rules and decisions of the Committee shall be uniformly and consistently applied to all Participants in similar circumstances. When making a determination or calculation, the Committee shall be entitled to rely upon information furnished by a Participant, Beneficiary, the Employer, the legal counsel of the Employer, or the Trustee.

       8.7 COMMITTEE PROCEDURES. The Committee may act at a meeting or in writing without a meeting. The Committee shall elect one of its members as chairman, appoint a secretary, who may or may not be a Committee member, and advise the Trustee of such actions in writing. The secretary shall keep a record of all meetings and forward all necessary communications to the Employer or the Trustee. The Committee may adopt such by-laws and regulations as it deems desirable for the conduct of its affairs. All decisions of the Committee shall be made by the vote of the majority including actions in writing taken without a meeting. A dissenting Committee member who, within a reasonable time after he has knowledge of any action or failure to act by the majority, registers his dissent in writing delivered to the other Committee members, the Employer and the Trustee, shall not be responsible for any such action or failure to act.

       8.8    AUTHORIZATION OF BENEFIT PAYMENTS:

              A. The Committee shall issue directions to the Trustee concerning all benefits which are to be paid from the Trust pursuant to the provisions of the Plan, and warrants that all such directions are in accordance with the Plan.

              B. The Trustee shall not be liable to any person with respect to any distribution or discontinuance of distributions by it which is directed by the Committee.

              C. The Trustee shall have no duty to make inquiry as to whether any distributions or discontinuance of distributions directed by the Committee is made in accordance with the provisions of the Plan.

              D. The Trustee shall not be required to determine or make inquiry to determine the identity or mailing address of any person entitled to benefits under the Plan.

              E. The Trustee shall not be responsible for the adequacy of the Trust to meet and discharge any and all payments and liabilities under the Plan.

       8.9 FACILITY OF PAYMENT. Whenever, in the Committee's opinion, a person entitled to receive any payment of a benefit or installment thereof hereunder is under a legal disability or is incapacitated in any way so as to be unable to manage his financial affairs, the Committee may direct the Trustee to make payments to such person or to his legal representative. Any payment of a benefit or installment thereof in accordance with the provisions of this Section shall be a complete discharge of any liability for the making of such payment under the provisions of the Plan.

       8.10 RESPONSIBILITY OF ENFORCEMENT OF EMPLOYER CONTRIBUTIONS. The Trustee shall be responsible only for money or assets actually received by it. The Trustee shall have no duty to compute amounts to be paid to it by the Employer or to enforce collection of any contribution due from the Employer.

       8.11 CLAIMS PROCEDURE. If a Participant in the Plan or his Beneficiary (hereinafter referred to as the "Claimant," which term includes the authorized representative, if any, of such Participant or Beneficiary) does not receive the benefits which he believes he is entitled to receive under the Plan, the Claimant may file a claim for benefits in the manner set forth below.

              A. CLAIM FOR BENEFITS. All claims for benefits under the Plan shall be made in writing and shall be signed by the Claimant. Claims shall be submitted to the Committee. Each claim shall be granted or denied by the Committee within 90 days after receipt of the claim, unless the Committee requires additional time because of special circumstances to consider the claim. If additional time is required, the Committee shall notify the Claimant in writing before the expiration of 90 days from the receipt of the claim and shall indicate the reason additional time is needed and the date by which the Claimant may expect a decision with respect to his claim. In no event shall the time for reaching a decision with respect to a claim be extended beyond 180 days after receipt of the claim.

                     In the event the Committee denies a claim for benefits in whole or in part, the Committee shall notify the Claimant in writing. Such notice shall set forth, in a manner calculated to be understood by the Claimant, the specific reasons for the denial, the specific Plan provisions on which the denial is based, a description of any additional material or information necessary to perfect the claim, with an explanation of why such material or information is necessary, and an explanation of the Plan's claim review procedure.

                     If no action is taken by the Committee on a claim within 90 days after its receipt, or, if the period for considering the claim has been extended, within 180 days after receipt of the claim, the claim shall be deemed to be denied for purposes of the following review procedure.

              B. REVIEW PROCEDURE. If a claim is denied in whole or in part, the Claimant may request the Committee to review its decision. This request must be made in writing within 60 days after the claim has been denied and must set forth all of the grounds upon which the request is based, any facts in support of the request and any issues or comments which the Claimant considers relevant to the review. In preparing his request for review, a Claimant shall be entitled to review any documents which the Committee agrees are pertinent to his claim, at the office of the Committee or the Employer during regular business hours.

                     The Committee shall act upon each request for review within 60 days after receipt of the request, unless additional time is required because of special circumstances to process the review. If additional time is required, the Committee shall notify the Claimant before the expiration of 60 days from the receipt of the request for review. A decision shall then be delivered by the Committee as soon as possible but not later than 120 days after the request for review is received by the Committee.

                     The Committee shall make an independent determination concerning the claim for benefits under the Plan and shall give written notice of its decision to the Claimant. This notice shall set forth, in a manner calculated to be understood by the Claimant, the specific reasons for the decision and shall make specific reference to the pertinent Plan provisions on which the decision was based. The decision of the Committee on any claim shall be final except as otherwise provided by law.

                     If the Committee fails to reach a decision within 60 days after receipt of the request for review, or, if the period for processing the review has been extended within 120 days after receipt of the request, the claim shall be deemed denied on review.

       8.12 VOTING OF QUALIFYING EMPLOYER SECURITIES: The Committee shall direct the Trustee as to the manner in which voting rights of Qualifying Employer Securities are to be exercised, except that if more than 10 percent of the assets of the Trust are invested in Qualifying Employer Securities each Participant and beneficiary shall be entitled to direct the Trustee as to the exercise of voting rights on Qualifying Employer Securities allocated to his Employer Stock Account with respect to a corporate action which involves the voting of such shares with respect to the approval or disapproval of any corporate merger, consolidation, recapitalization, reclassification, liquidation, dissolution, sale of substantially all assets of a trade or business or a similar transaction specified in regulations under Section 409(e)(3) of the Code. In that event, any allocated Qualifying Employer Securities with respect to which voting directions are not given shall not be voted, and shares of Qualifying
Employer Securities held by the Trust which are not then allocated to Participant's Employer Stock Accounts shall be voted in the manner determined by the Committee. Notwithstanding anything else in this Section 8.12 or the Plan to the contrary, the Committee shall vote proxies of Employer Securities as the investment manager of those assets, unless pursuant to the Plan the vote is to be passed through to participants, in which case the vote shall be passed through to participants. If the Employer has a registration-type class of securities, each Participant or beneficiary in the Plan is entitled to direct the Plan as to the manner in which securities of the Employer which are entitled to vote and which are allocated to the account of such Participant or beneficiary are to be voted.

       8.13 PROCEDURES UPON RECEIPT OF DOMESTIC RELATIONS ORDER. In case the Plan receives a domestic relations order, the Committee shall promptly notify the Participant and any other alternate payee of the receipt of such order and the Plan's procedures for determining the qualified status of domestic relations orders, and, within a reasonable period after receipt of such order, the Committee shall determine whether such order is a Qualified Domestic Relations Order and notify the Participant and each alternate payee of such determination. The Committee shall establish reasonable procedures (which need not be part of the Plan) to determine the qualified status of domestic relations orders and to administer distributions under such qualified orders. The term "alternate payee" for Sections 8.13 and 8.14 means any spouse, former spouse, child or other dependent of a

Participant who is recognized by a domestic relations order as having a right to receive all or a portion of the Participant's benefits payable under the Plan.

       8.14 PROCEDURES FOR PERIOD DURING WHICH QUALIFIED DOMESTIC RELATIONS ORDER DETERMINATION IS BEING MADE. During any period in which the issue of whether a domestic relations order is a Qualified Domestic Relations Order is being determined (by the Committee, by a court of competent jurisdiction, or otherwise), the Committee shall segregate in a separate account in the Plan or in an escrow account the amounts which would have been payable to the alternate payee during such period if the order had been determined to be a Qualified Domestic Relations Order. If within 18 months the order (or modification thereof) is determined to be a Qualified Domestic Relations Order, the Committee shall pay the segregated amounts (plus any interest thereon) to the person or persons entitled thereto. If within 18 months it is determined that the order is not a Qualified Domestic Relations Order, or the issue as to whether such order is a Qualified Domestic Relations Order is not resolved, the Committee shall pay the segregated amounts (plus any interest thereon) to the person or persons who would have been entitled to such amounts if there had been no order. Any determination that an order is a Qualified Domestic Relations Order which is made after the close of the 18-month period shall be applied prospectively only.

IX.    MISCELLANEOUS

       9.1 NON-GUARANTEE OF EMPLOYMENT. Nothing contained in the Plan shall be construed as a contract of employment between the Employer and any Employee, or as a right of any Employee to be continued in the employment of the Employer, or as a limitation of the right of the Employer to discharge any of its Employees, with or without cause.

       9.2 RIGHTS TO TRUST ASSETS. No Employee or Beneficiary shall have any right to, or interest in, any assets of the Trust upon termination of his employment or otherwise, except as provided from time to time under the Plan, and then only to the extent of the benefits payable under the Plan to such Employee out of the assets of the Trust. All payments of benefits as provided for in the Plan shall be made solely out of the assets of the Trust and none of the Fiduciaries shall be liable therefor in any manner.

       9.3 EXERCISE OF DISCRETION. Any discretion exercisable by the Employer, Committee, or Trustee under the Plan shall be exercised in a non-discriminatory manner as between Participants.

       9.4 ALIENATION. Except as provided in Sections 9.5, 9.6 and 9.7, the benefits, rights, or privileges, payments, proceeds, claims or other interests of any Participant or his Beneficiaries under the Plan shall not be transferable nor subject to assignment, alienation, commutation, anticipation, or encumbrance by such Participant or his Beneficiaries, nor, to the extent allowed by law, will such interests be subject to debts, contracts or engagements of such Participant or his Beneficiaries.

       9.5    LIMITED ALIENATION FOR PARTICIPANTS IN PAY STATUS. Notwithstanding
Section 9.4, a Participant who is receiving benefits under the Plan may assign or alienate the right to future payments; provided, however, that:

              A.     Such assignment or alienation is voluntary and revocable;

              B. Such assignment or alienation does not, with respect to a particular benefit payment, exceed 10 percent of such payment; and

              C. The assignment or alienation is not for the purpose, nor has the effect, of defraying plan administration costs.

       9.6 ASSIGNMENT OF INTERESTS TO SECURE LOANS TO PARTICIPANTS OR BENEFICIARIES. Section 9.4 shall not apply to any Participant's or Beneficiary's assignment of all or part of his interest in the Plan to the Trustee for the purpose of securing a loan from the Plan to such Participant or Beneficiary.

       9.7 SPECIAL RULES FOR DOMESTIC RELATIONS ORDER. Section 9.4 shall apply to the creation, assignment, or recognition of a right to any benefit payable with respect to a Participant under a domestic relations order except that Section 9.4 shall not apply if the order is determined to be a Qualified Domestic Relations Order.

       9.8 RESTRICTIONS UNDER STATE LAW. If the law of the State whose law governs the validity of the Trust restrict its duration or provide that interests under the Trust must be completely vested within a designated period, the Trust shall not last longer than the period permitted by such law.

       9.9 AGENT FOR SERVICE OF PROCESS. The Committee is hereby designated as agent for service of process for all disputes arising from the Plan.

       9.10 LIMITATION ON PUT, CALL OR OTHER OPTIONS, ETC. Except as provided in Articles VI, XIV and XV, or as otherwise required by applicable law, no Qualifying Employer Securities acquired by the Trust with proceeds of a loan exempted from the excise tax imposed under Section 4975(a) of the Internal Revenue Code by Section 4975(d)(3) of the Internal Revenue Code may be subject to a put, call or other option or buy-sell or similar arrangement while held or distributed by the Trust, nor shall any of the rights and protections set forth in Paragraph K of Section 6.5 or Article XIV of the Plan be terminable whether or not the Plan is then an Employee Stock Ownership Plan, as defined in Section 4975(e)(7) of the Internal Revenue Code, or whether or not such exempted loan is repaid.

X.     AMENDMENTS AND ACTION BY EMPLOYER

       10.1 AMENDMENTS. The Employer reserves the right to make from time to time any amendment or amendments to the Plan which do not cause any part of the Trust to be used for, or diverted to, any purpose other than the exclusive benefit of Participants, Former Participants or their Beneficiaries, provided, however, that the Employer may make any amendment it determines necessary or desirable, with or without retroactive effect, to comply with ERISA. The Employer may not amend the Plan in any manner to reduce Participants' account balances or eliminate an optional form of distribution of benefits. Any amendment affecting the responsibilities of the Trustee shall only be effective upon the Trustee's written acceptance.

       10.2 AMENDMENT TO VESTING SCHEDULE. If any amendment changes the vesting schedule, any Participant with 3 or more Years of Service may, by filing a written request thereto with the Employer, during the "election period," elect to have his Vested Percentage computed under the vesting schedule in effect prior to the amendment. The "election period" begins on the date the amendment was adopted and ends on the later of 60 days after the later of:

              A.     The day the amendment is adopted;

              B.     The day the amendment becomes effective; or

              C. The day the Participant is issued written notice of the amendment by the Employer or the Committee.

       10.3 ACTION BY EMPLOYER. Any action by the Employer under the Plan may be by resolution of its Board of Directors, or by any person or persons duly authorized by resolution of said Board to take such action.

XI.    SUCCESSOR EMPLOYER AND MERGER OR CONSOLIDATION OF PLANS

       11.1 SUCCESSOR EMPLOYER. In the event of the dissolution, merger, consolidation or reorganization of the Employer, provision may be made by which the Plan will be continued by the successor; and, in that event, such successor shall be substituted for the Employer under the Plan. The substitution of the successor shall constitute an assumption of Plan liabilities by the successor and the successor shall have all of the powers, duties and responsibilities of the Employer under the Plan.

       11.2 PLAN ASSETS. In the event of any merger or consolidation of the Plan with, or transfer in whole or in part of the assets and liabilities of the Trust to another trust fund held under any other plan of deferred compensation maintained or to be established for the benefit of all or some of the Participants of the Plan, the assets of the Trust applicable to such Participants shall be transferred to the other trust fund only if:

              A. Each Participant would (if either the Plan or the other plan then terminated) receive a benefit immediately after the merger, consolidation or transfer which is equal to or greater than the benefit he would have been entitled to receive immediately before the merger, consolidation or transfer (if the Plan had then terminated);

              B. Resolutions of the Board of Directors of the Employer under the Plan, or of any new or successor Employer of the affected Participants, shall authorize such transfer of assets; and in the case of the new or successor Employer of the affected Participants, its resolutions shall include an assumption of liabilities with respect to such Participants' inclusion in the new Employer's plan; and,

              C. Such other plan and trust are qualified under Sections 401(a) and 501(a), respectively, of the Internal Revenue Code.

XII.   PLAN TERMINATION

       12.1 RIGHT TO TERMINATE. In accordance with the procedures set forth in this Article, the Employer may terminate the Plan at any time. In the event of the dissolution, merger, consolidation or reorganization of the Employer, the Plan shall terminate and the Trust shall be liquidated unless the Plan is continued by a successor to the Employer in accordance with Section 11.1.

       12.2 PARTIAL TERMINATION. Upon termination of the Plan, with respect to a group of Participants which constitutes a partial termination of the Plan, the Trustee shall, in accordance with the directions of the Committee, allocate and segregate for the benefit of the Employees then or theretofore employed by the Employer with respect to which the Plan is being terminated the proportionate interest of such Participants in the Trust. The funds so allocated and segregated shall be used by the Trustee to pay benefits to or on behalf of the Participants in accordance with Section 12.3.

       12.3 DISTRIBUTION OF THE TRUST. Upon termination or partial termination of the Plan or in the event of a complete discontinuance of contributions to the Plan by the Employer, the accounts of all Participants affected thereby shall become fully vested. The Committee may, in its discretion:

              A. Direct the Trustee to distribute the benefits of affected Participants remaining in the Trust, after payment of any expenses properly chargeable thereto, to such Participants, Former Participants and Beneficiaries in proportion to their respective account balances;

              B. Direct the Trustee to distribute the benefits of affected Participants to any other qualified plan which accepts rollover contributions; or

              C. Subject to Section 12.1, continue the Trust and pay benefits when due in accordance with the Plan.

              Notwithstanding the foregoing, Salary Reduction Accounts may not be distributed or transferred under Paragraphs A or B above unless the Participant is over age 59 1/2, has separated from service, died, incurred a disability, the Plan has been terminated without establishment of a successor plan, the Participant is entitled to a distribution for hardship under
Section 6.16 of the Plan, or the Employer has sold substantially all its assets and the Participant continues employment with the corporation acquiring such assets.

       12.4 MANNER OF DISTRIBUTION. Any distributions from Employer Contribution Accounts after termination of the Plan may be made in whole or in part, in Qualifying Employer Securities or in cash, as the Committee (in its discretion) may determine, provided, however, that subject to Section 6.13, a Participant shall have the right to demand that his benefits be distributed in the form of Qualifying Employer Securities. All non-cash distributions shall be valued at Fair Market Value at the date of distribution.

       12.5 LIMITATION ON PERMITTED REVERSIONS. Except as otherwise provided herein, the assets of the Plan shall not inure to the benefit of the Employer and shall be held for the exclusive purposes of providing benefits to Participants and Beneficiaries and defraying reasonable expenses of administering the Plan. Notwithstanding the foregoing sentence:

              A. If a contribution is made by the Employer under a mistake of fact, such contribution may be returned, at the discretion of the Employer, within one year after payment of such contribution.

              B. All contributions to the Plan are conditioned on qualification of the Plan under Section 401 of the Internal Revenue Code. In the event that the Commissioner of Internal Revenue determines that the Plan is not initially qualified under the Internal Revenue Code, any contribution made incident to that initial qualification by the Employer must be returned to the Employer within one year after the date the initial qualification is denied, but only if the application for the qualification is made by the time prescribed by law for filing the Employer's return for the taxable year in which the Plan is adopted, or such date as the Secretary of the Treasury may prescribe.

              C. All contributions to the Plan are conditioned upon the deductibility thereof, for Federal income tax purposes, under Section 404 of the Internal Revenue Code. If and to the extent that such deduction is disallowed, the Employer's contribution (to the extent disallowed) may be returned, at the discretion of the Employer, within one year after the disallowance of the deduction.

XIII.  TRUST AND TRUSTEE

       13.    TRUST AND TRUSTEE.

              13.1 RIGHTS, POWER, PRIVILEGES, AND DUTIES OF TRUSTEE: In the investment and reinvestment of the Trust, the Trustee, subject to the provisions of this Article and Section 7.3, 13.6, and 13.6A of the Plan, shall be vested with all rights, powers and privileges as could be exercised lawfully by any person owning similar property in his own right.

              A. To sell and exchange any and all assets from time to time comprising the Trust;

              B. To the extent available, and subject to the provisions of Articles VII and XX, funds may be invested by the Trustee by purchasing Qualifying Employer Securities in the open market. These purchases may also be made from the Employer or an affiliate of the Employer if it shall have made shares available for this purpose, in which event the purchase price shall be the market value, as it shall be determined by the Committee, on the last trading date next preceding the purchase from the Employer or an affiliate of the Employer. Brokerage commissions, transfer taxes and other charges and expenses in connection with the purchase of stock shall be added to its cost;

              C. To invest and re-invest all or any part of the Trust, including, but not limited to, mortgage pools, common funds, savings accounts of savings and loan associations and banks (including the Trustee, if applicable), mutual funds, common stocks, bonds, notes, securities, or obligations of any kind, real property wherever situated and such other property and investments as the Committee directs; and to reserve from investment and keep unproductive of income any part of the Trust which from time to time the Committee deems advisable. Upon the direction of the Committee the Trustee shall have the power to invest in life insurance contracts on the lives of key Employees or stockholders of the Employer, payable on death to the Trust as beneficiary. Such insurance shall be vested exclusively in the Trustee for the benefit of the Trust as a whole.

       To invest in one or more mutual funds and/or commingled investment funds maintained by or made available by the Trustee and to receive compensation from the sponsor of such funds for services rendered, separate and apart from any trustees fees herein. Trustee or Trustee's affiliate may also be compensated for providing investment advisory services to any mutual funds or commingled investment funds.

       To retain all or any portion of the trust in cash temporarily awaiting investment or for the purpose of making distributions or other payments, without liability for interest thereon, notwithstanding Trustee's receipt of "float" from such uninvested cash.

              D. To vote by proxy and otherwise to represent securities, at the direction of the Committee, and in that connection to delegate such of its discretionary powers as it deems best; to consent as stockholders to any corporate acts it deems proper; to participate in any plans or arrangements for the protection or promotion of the interests of security holders; to pay such sums of money as it deems expedient for the protection of its interests as security holder; and to retain assets received in lieu of or because of any securities held;

              E. To extend the time for payment of or hold past due any obligation held or any installment thereof; to consent to the modification thereof or waive any defaults thereunder; to compromise, arbitrate or otherwise adjust claims in favor of or against the Trust; to foreclose upon any security in such manner as it deems proper; to pay such sums of money as it deems expedient for the insurance, protection, maintenance and repair of property, or to redeem property for non-payment of taxes, or any liens; and to lease for such time as the Committee directs, whether within or beyond the termination of the Trust and without regard to any statutory restrictions on leasing by a Trustee;

              F. To cause investments to be registered in its name as Trustee or in that of its nominee, or it may retain investments unregistered and in form permitting transfer by delivery;

              G. To consult with or employ legal counsel of its own selection (who may, but need not be, counsel to Employer or the Trustee), actuaries, consultants, or other expert assistants, and agents or independent contractors (to whom it may delegate such ministerial and limited discretionary duties as it sees fit); and

              H. To borrow money for any Trust purpose from itself or others, upon such terms and conditions as it deems proper, and to obligate the Trust for repayment, and to encumber the Trust or any of its property, subject, however, to any restrictions or requirements of Paragraph I, below.

              I. Notwithstanding Paragraph H, above, a loan to the Trust which is exempted from the excise tax imposed under Section 4975(a) of the Internal Revenue Code or by Section 4975(d)(3) of the Internal Revenue Code shall meet the following requirements:

                     (1) The proceeds of an exempt loan must be used within a reasonable time after their receipt by the Plan only to (a) acquire Qualifying Employer Securities, (b) repay such loan or (c) repay a prior exempt loan;

                     (2)    The loan must be at a reasonable rate of interest;

                     (3) The terms of the loan must, at the time the loan is made, be at least as favorable to the Plan as the terms of a comparable loan resulting from arm's-length negotiations between independent parties;

                     (4) The loan must be primarily for the benefit of Participants and their Beneficiaries;

                     (5)    The loan must be without recourse against the Trust;

                     (6) The only assets of the Trust that may be given as collateral on the loan are Qualifying Employer Securities acquired with the proceeds of the loan and those used as collateral on a prior exempt loan. No person entitled to payment under the exempt loan shall have any right to assets of the Trust other than:

                            (a)    Collateral given for the loan;

                            (b)    Contributions (other than contributions of
Qualifying Employer Securities) made to the Trust to meet its obligations under the loan; and

                            (c)    Earnings attributable to such collateral and
investment of contributions;

                     (7)    The loan must be for a specific term;

                     (8) In the event of default on the loan, the value of Trust assets transferred in satisfaction of the loan must not exceed the amount of default. If the creditor is a disqualified person (under Section 4975(e)(2) of the Internal Revenue Code), the loan must provide for a transfer of Trust assets upon default only upon and to the extent of the failure of the Trust to meet the payment schedule of the loan; and

                     (9) Qualifying Employer Securities given as collateral for the loan shall be released from encumbrance in accordance with one of the methods allowed under Paragraph E of Section 5.3.

              J. The cost of administering the Plan shall be borne by the Employer or the Trust as agreed upon in writing by the Employer and the Trustee. In addition, the Trustee shall be reimbursed for reasonable counsel fees incurred in the administration of the Trust.

              K. All taxes of any and all kinds whatsoever, that may be levied or assessed under existing or future laws, upon, or in respect of, the Trust or the income thereof, shall be paid from the Trust.

              L. The Employer agrees to indemnify and save harmless the Trustee from any liabilities and claims (including reasonable attorneys' fees and expenses in defending against such liabilities and claims) it may incur in the lawful performance of its duties, excepting liabilities or claims arising out of the Trustee's willful misconduct or gross negligence.

              M. The Employer also agrees to indemnify and save harmless the Trustee from any liabilities and claims (including reasonable attorneys' fees and expenses in defending against such liabilities and claims) against the Trustee as a result of any breach of fiduciary responsibility by a person other than the Trustee unless the Trustee participates knowingly in such breach, knowingly undertakes to conceal such breach, has actual knowledge of such breach, or, through its negligence in performing its own specific fiduciary responsibilities, has enabled such other person to commit a breach of the latter's fiduciary responsibilities.

       13.2 PERSONS DEALING WITH TRUSTEE. All persons dealing with the Trustee are released from inquiring into the decisions and authorities of the Trustee and from seeing to the application of any funds paid to the Trustee. The Trustee shall be protected in acting upon any instruments, certificates, or papers it believes to be genuine and shall not be liable in any event for mistakes of judgment or for the exercise of discretion when acting in good faith.

       13.3 STATEMENT OF ACCOUNTS AND PROCEEDINGS. The Trustee shall file with the Employer annually within sixty (60) days of the close of the Plan Year, commencing with the first Plan Year, a statement of its account and proceedings as Trustee during the preceding twelve (12) months period or for any other period requested by the Committee. In the absence of any exception thereto filed in writing with the Trustee within sixty (60) days of the filing the Trustee's statement by any person having an interest in the Trust, such statement shall constitute a final accounting by and discharge of the Trustee with respect to the matters disclosed in such statement and shall be binding and conclusive upon the Employer and all persons interested in the Trust. No Employer or other person having an interest in the Trust shall have the right to demand or be entitled to any further or different accounting by the Trustee.

       13.4 NECESSARY PARTIES. In any application to the Courts, only the Employer, the Committee, and the Trustee shall be necessary parties and no Employee or other person having an interest in the Trust shall be entitled to any notice or process. Any judgment entered in such an action or proceeding shall be conclusive upon all persons claiming under the Plan; provided, however, that nothing herein is intended to preclude an Employee from seeking or from enforcing any of his legal rights.

       13.5 REMOVAL OR RESIGNATION OF THE TRUSTEE. The Trustee may be removed by the Committee or the Employer at any time upon thirty (30) days written notice to the Trustee. The Trustee reserves the right to resign at any time upon thirty (30) days written notice to the Committee in the event it does not concur with the investment policy of the Committee and may resign for any reason upon thirty (30) days written notice to the Employer, in which event the Board of Directors of the Employer shall be successor trustee until a successor trustee is appointed. The Trustee shall be under no obligation to execute any directions during such thirty (30) days notice period. At any time, the Employer by written designation may appoint one or more additional trustees and may appoint any successor trustee. On any removal or resignation of the Trustee or any successor, the Trustee or successor trustee, as the case may require, shall convey and pay over to its successor the assets then constituting the Trust hereunder.

              Notwithstanding the above, the Trustee reserves the right to resign immediately as Trustee at any time upon written notice to the Committee, in which event the Board of Directors of the employer shall be successor trustee until a successor trustee is appointed. The Trustee shall be under no obligation to execute any directions after giving such notice. At any time, the employer by written designation may appoint one or more additional trustees.

       13.6 DIRECTION OF THE ADMINISTRATION OF THE PLAN AND MANAGEMENT OF INVESTMENT AND RE-INVESTMENT OF TRUST: The Committee shall have the sole duty and responsibility to direct the administration of the Plan, and except as to Subtrust B, to manage and direct the investment and re-investment of the Trust. The Trustee shall follow the written directions of the Committee. As to Subtrust B, the Trustee shall follow all investment directions of

Participants as to each Participants' account, as more clearly identified in
Section 13.6A below. The Committee warrants and represents that all directions given to Trustee shall be pursuant to resolutions regularly adopted by the Committee in accordance with the provisions of the Plan. Trustee may accept Committee directions without an independent duty or responsibility for determining that the Committee has appropriate authority to act, and may follow such Committee directions as received, and rely thereon without liability. The Trustee shall be under no duty or responsibility to inquire into the acts or omissions of the Committee, nor shall the Trustee have any liability therefor. The Trustee may rely on the certification of the membership of the Committee and of the member or person designated by the Committee for the purpose of transmitting such decisions, instructions, or directions. Should it be necessary to perform some act hereunder and there is neither direction in the Plan nor direction of the Committee on file with the Trustee, and no direction can be obtained after reasonable inquiry, the Trustee shall have full power and discretion to act; and in so acting or in following any direction, the Trustee shall be fully protected and shall be absolved from all liability, except for fraud or gross negligence. At such time as the Employer may desire, it may, by written notice delivered to the Trustee and to the Committee, relieve the Committee of the authority and duty to direct the investments of the Trust and may vest such duty and responsibility in an investment manager. During such period as the Committee shall direct the investment of the Trust and also after relinquishing such duty and responsibility, the Committee shall not be responsible for any losses incurred by the Trust except where willful gross misconduct or gross negligence of the Committee may be shown.

       13.7 PARTICIPANT DIRECTION OF SUBTRUST B. If permissible under the Plan, and subject to further limitations contained in Article XX, Participants and/or Beneficiaries may have investment power over their accounts allocated to Subtrust B. Participants or Beneficiaries who have that power shall give directions to the Committee with respect to investments and changes of investments of their respective accounts. Once the Committee has determined that the directions are proper under the Plan, it shall promptly transmit those directions to the Trustee. As provided under ERISA Section 404(c), the Trustee shall not be liable for any loss, or by reason of any breach, which results from such Participant's or Beneficiary's exercise of control. In the absence of directions from a Participant or Beneficiary, the Committee shall direct the investment of Subtrust B accounts. The Trustee shall have no duty or responsibility to review or make recommendations regarding investments made at the direction of the Committee.

       13.8 LIMITATIONS ON THE TRUSTEE'S OBLIGATIONS. Notwithstanding any other provisions contained in the Plan to the contrary, the Trustee shall have no obligation to determine the existence of any conversion, redemption, exchange, subscription or other right relating to any securities purchased of which notice was given prior to the purchase of such securities and shall have no obligation to exercise any such right unless the Trustee is advised in writing by the Committee both of the existence of the right and the desired exercise thereof within a reasonable time prior to the expiration of the right to exercise.

       13.9 PURCHASE OF SECURITIES OF FOREIGN GOVERNMENT, AGENCY OR CORPORATION. Notwithstanding any other provisions contained in the Plan, in the event that the Trustee is directed to purchase securities issued by any foreign government or agency thereof, or by any corporation domiciled outside of the continental limits of the United States or its territories, it shall be the responsibility of the Committee to advise the Trustee in writing with respect to any laws or regulations of any such foreign countries which shall apply, in any manner whatsoever, to the security, including but not limited to, receipt of dividends or interest by the Trustee from such securities; and the Employer does hereby agree to forever hold the Trustee harmless and indemnify the Trustee against any losses which may occur with respect to the Trust which are occasioned by the failure to give such written notification to the Trustee.

       13.10 RESPONSIBILITY TO PAY BENEFITS: The Trustee shall be under no duty or responsibility to pay retirement, Disability, or death benefits provided by the Plan unless upon written direction of the Committee.

       13.11 INVESTMENTS IN POOLED FUND. Notwithstanding any other provision of the Plan, all or any part of the assets may be invested in any collective investment trust established by the Trustee or others which then provides for the pooling of the assets of plans described in Section 401(a) of the Internal Revenue Code of 1986 and exempt from taxation under Section 501(a) of the Internal Revenue Code of 1986 (whether or not such collective investment trust provides for the pooling of assets of other tax-exempt trusts) provided that such collective investment trust is exempt from tax under the Internal Revenue Code of 1986 or regulations or rulings issued by the Internal Revenue Service. The provisions of the document governing any such investment therein shall be considered a part of the Plan.

       13.12 FEES AND EXPENSES FROM THE TRUST: The Employer, or at its option, the Trust, shall quarterly pay the Trustee its expenses in administering the Trust and reasonable compensation for its services as Trustee at a rate to be agreed upon by the parties to this agreement, based upon the Trustee's published fee schedule in effect from time to time. However, the trustee reserves the right to alter this rate of compensation at any time by providing the employer with notice of such change at least thirty (30) days prior to its effective date.
Reasonable compensation shall include compensation for any extraordinary services or computations required, such as determination of valuation of assets (except Employer Securities or Insurance Policies) when current market values are not published and interest on funds to cover overdrafts. The trustee shall have a lien on the trust for compensation and for any reasonable expenses including reasonable counsel, appraisal or accounting fees, and these may be withdrawn from the Trust unless paid by the Employer within thirty (30) days after mailing of the written billing by the Trustee.

       13.13 TRUSTEE RELIANCE ON LEGAL COUNSEL. The Trustee may secure and act upon the advice of legal counsel and shall be relieved of all responsibilities for anything done or not done on the advice of such counsel.

       13.14  VALUATION OF TRUST ASSETS.

              A. Notwithstanding any other provisions of this Article, and consistent with paragraph N(2) of Section 2.1, if the Trustee shall determine that the Trust consists in whole or in part of property not traded freely on a recognized market, or that information necessary to ascertain the Fair Market Value thereof is not readily available to the Trustee, the Trustee may request the Committee to require an appraisal to be made by an independent appraiser satisfactory to the Committee and the Trustee. The value placed upon such property by the appraiser engaged by the Committee shall be conclusive and binding on all parties with an interest herein, provided, however, that the Committee shall provide all valuations of Employer Securities by an independent appraiser.

              B. If the Committee shall fail or refuse to engage an independent appraiser within a reasonable time after receipt of the Trustee's request to do so, the Trustee may engage a competent appraiser to fix the fair market value of such property for all purposes hereunder. The determination of any such appraiser as to the fair market value of such property shall be conclusive on all interested parties and the Trustee shall have no liability in connection therewith.

              C. The reasonable fees and expenses incurred for any such appraisal shall be paid by the Trustee out of the Trust, or at the option of the Employer, by the Employer.

       13.15 ARBITRATION CLAUSE: If a dispute arises out of or relates to the Trust portions of this Agreement, or the performance or breach thereof, the parties agree first to try in good faith to settle the dispute by mediation under the Commercial Mediation Rules of the American Arbitration Association. Thereafter, any remaining unresolved controversy or claim arising out of or relating to the Trust portion of this Agreement, or the performance or breach thereof, shall be decided by binding arbitration in accordance with the Commercial Arbitration Rules of the American Arbitration Association and Title 9 of California Code of Civil Procedure Sections 1280 et seq. The sole arbitrator shall be a retired or former Judge or other qualified panelist associated with the American Arbitration Association, preferably with ERISA related experience. Judgment upon any award rendered by the arbitrator shall be final and may be entered in any court having jurisdiction. Each party shall bear its own costs, attorney's fees and its share of arbitration fees.

XIV. OPTION TO PARTICIPANTS AND BENEFICIARIES WHO HOLD CERTAIN QUALIFYING EMPLOYER SECURITIES

       14.1 OPTION TO PARTICIPANTS AND BENEFICIARIES. A Participant or Beneficiary who has been distributed Qualifying Employer Securities shall have an option, subject to any restrictions set forth in this Article, to have the Employer purchase such Qualifying Employer Securities, whether or not the Plan continues to be an Employee Stock Ownership Plan, as defined in
Section 4975(e)(7) of the Internal Revenue Code, and whether or not any loans to acquire such Qualifying Employer Securities which were exempted from the excise tax imposed under Section 4975(a) of the Internal Revenue Code by
Section 4975(d)(3) of the Internal Revenue Code are repaid, if:

              A. The Qualifying Employer Security is not publicly traded when distributed. A Qualifying Employer Security is publicly traded if it is listed on a national securities exchange registered under Section 6 of the Securities Exchange Act of 1934, or is quoted on a system sponsored by a national securities association registered under Section 15A(b) of the Securities Exchange Act of 1934; or

              B. The Qualifying Employer Security is subject to a trading limitation when distributed. A trading limitation is a restriction under any Federal or state securities law, any regulation thereunder, or an agreement affecting the security which would make the security not as freely tradable as one not subject to such restriction.

       14.2 PURCHASE BY TRUSTEE OF QUALIFYING EMPLOYER SECURITIES HELD BY PARTICIPANTS AND BENEFICIARIES: The Trustee, upon direction of the Committee, shall assume the rights and obligations of the Employer to purchase Qualifying Employer Securities tendered to the Employer under the put option described in this Article.

       14.3 EFFECT OF FEDERAL OR STATE LAW. If at a time the put option is exercised, Federal or state law will be violated by the Employer honoring the put option described in Section 14.1, such Qualifying Employer Securities may be put to a third party, designated by the Employer, that has substantial net worth at the time the loan is made and whose net worth is expected to remain substantial.

       14.4 DURATION OF OPTION. The put option described in Section 14.1 shall be exercisable only during the 60 day period which begins on the date the Qualifying Employer Securities are distributed to the Participant or Beneficiary and during an additional 60 day period beginning after the new determination of Fair Market Value (and notice to the Participant thereof) in the following Plan Year; (in no event shall such periods overlap so as to afford less than a 120 days total option period - the second 60 day option period shall, if applicable, be extended to allow a full 120-day option period) provided, however, that if a Participant or Beneficiary is unable to exercise the put option due to applicable Federal or state law during such periods, the put option may be exercisable during the 60 day period beginning on the date such Federal or state law restrictions become inapplicable.

       14.5 SPECIAL RULE ON DURATION OF OPTION. In the event a Qualifying Employer Security is publicly traded without restriction when distributed, but ceases to be so traded before the expiration of either of the option periods set forth in Section 14.4, the Employer must notify each Participant and Beneficiary holding Qualifying Employer Securities on or before the 10th day after the date the securities cease to be publicly traded that the

Qualifying Employer Securities are subject to a put option during such periods. The number of days between such 10th day and the date when notice is actually given, if later, must be added to the duration of the put option period during which notice was due if the Participant or Beneficiary could have exercised the put option during one of the option periods if notice had been given within such 10-day period.

       14.6   PROCEDURE FOR EXERCISING OPTION.  The option described in
Section 14.1 shall be exercised in the following manner:

              A. The Participant or Beneficiary shall give written notice to the Employer stating his name, the number (and types) of Qualifying Employer Securities he desires to sell;

              B. The Employer shall promptly notify the Committee and the Trustee of the proposed sale;

              C. Within ten days of notifying the Employer the Participant or Beneficiary shall deliver such Qualifying Employer Securities, duly assigned in blank, to the Employer. Upon receipt of notice from the Employer, the Committee shall determine, in its sole discretion, whether it will exercise the option described in Section 14.2. The Committee will advise the Participant or Beneficiary and the Employer in writing whether it will direct the Trustee to purchase such Qualifying Employer Securities at their Fair Market Value as of the most recent valuation to date of receipt of the notice of exercise of the option (but in no event shall such appraisal be dated more than six months prior to the date of exercise of the option). A copy of such advice shall be immediately delivered to the Trustee.

              D. If the Committee decides not to direct the Trustee to purchase the Qualifying Employer Securities, the Employer must purchase such Qualifying Employer Securities at their Fair Market Value as of the most recent valuation of the securities to the date of receipt of the written notice of the Participant's intent to exercise the option.

       14.7 PAYMENT OF PURCHASE PRICE. Payment shall be made in the sole discretion of the purchaser of the Qualifying Employer Securities by one of the following methods:

              A.     In a lump sum;

              B. In periodic payments of substantially equal amounts, beginning within 30 days after the put option is exercised, for a specified number of years not in excess of 5, with a reasonable interest rate and adequate security provided for any credit extended. Such periodic payments shall be made not less frequently than annually; or

              C.     In any combination of the above.

       14.8 RIGHTS UPON EXERCISE OF OPTION. No Participant or Beneficiary who has exercised his option shall be entitled to receive any dividends or have any voting rights with regard to the Qualifying Employer Securities referred to in his notice of exercise.

XV.    RIGHT OF FIRST REFUSAL

       15.1 RIGHT OF FIRST REFUSAL. A Participant or Beneficiary desiring to sell any or all of the Qualifying Employer Securities distributed to such Participant or Beneficiary from the Plan must give the Employer and the Trustee an option to acquire such Qualifying Employer Securities in accordance with this Article.

       15.2 LIMITATION ON RIGHT OF FIRST REFUSAL. Notwithstanding Section 15.1, the right of first refusal described in this Article shall not be exercised if the affected Qualifying Employer Securities are publicly traded at the time the right of first refusal could otherwise be exercised. A Qualifying Employer Security is publicly traded if it is listed on a national securities exchange registered under Section 6 of the Securities Exchange Act of 1934 or is quoted on a system sponsored by a national securities association registered under Section 15A(b) of the Securities Exchange Act of 1934.

       15.3 WRITTEN NOTICE TO EMPLOYER, TRUSTEE AND COMMITTEE OF OFFER TO PURCHASE. A Participant or Beneficiary shall notify the Secretary of the Employer, the Trustee and the Committee, in writing, if such Participant or Beneficiary desires to sell, transfer, assign, hypothecate or otherwise alienate all or any part of the Qualifying Employer Securities such Participant or Beneficiary has been distributed from the Plan. The written notice should describe all the terms and conditions of the proposed sale or transfer, and the identity of the proposed purchaser or transferee.

       15.4   OPTION OF EMPLOYER TO PURCHASE.

              A. Upon receipt of the notice described in Section 15.3, by the Secretary of the Employer, the Employer shall have an option to purchase all or any part of the

Qualifying Employer Securities described in said notice. Said option shall lapse no later than 7 days after the Secretary of the Employer receives the notice;

              B. The Employer shall inform the selling Participant or Beneficiary, in writing, within said 7 day option period as to the number of Qualifying Employer Securities the Employer will purchase, if any; and

              C. If the Employer fails to give written notice of its election to purchase Qualifying Employer Securities within said 7 day period, it shall be considered as an election by the Employer not to purchase said securities.

       15.5   OPTION OF TRUSTEE TO PURCHASE.

              A. In the event the Employer does not exercise its right to purchase all of the Qualifying Employer Securities within the option period described in Section 15.4, for any reason whatsoever, the Trustee, on direction of the Committee, shall have the option to purchase all of the remaining Qualifying Employer Securities described in the notice required by
Section 15.3. Said option shall lapse no later than 14 days after the Secretary of the Employer receives the notice required by Section 15.3;

              B. The Trustee shall inform the selling Participant or Beneficiary, in writing, within said option period, as to the number of Qualifying Employer Securities the Trustee will purchase, if any; and

              C. If the Trustee fails to give written notice of its election to purchase Qualifying Employer Securities within said option period, it shall be considered an election by the Trustee not to purchase said securities.

       15.6 PARTIAL PURCHASE OF SHARES. If all of the Qualifying Employer Securities described in the notice required under Section 15.3 are not purchased by the Employer or

Trustee, the selling Participant or Beneficiary may rescind the entire sale or series of sales, or he may sell or transfer any remaining unaccepted Qualifying Employer Securities to the person designated as the proposed purchaser or transferee in the notice required under Section 15.3 but only at the price and terms described in the notice required under Section 15.3. If said remaining securities are to be sold or transferred for a different price or terms or to a person not designated as the proposed purchaser or transferee than as described in said notice, the provisions of this right of first refusal shall again come into full force and effect, as if such Participant or Beneficiary were giving notice of his desire to sell, transfer, assign, hypothecate or alienate his Qualifying Employer Securities.

       15.7 PURCHASE PRICE AND OTHER TERMS. The selling price and other terms in connection with the purchase of Qualifying Employer Securities by the Employer or the Trustee, in accordance with this Article, shall be the greater of:

              A. The Fair Market Value of the Qualifying Employer Securities to be purchased by the Employer or the Trustee as of the most recent Valuation Date; or

              B. The purchase price and other terms offered by the third party making the offer described in the notice required by Section 15.3, provided said offer is made in good faith.

       15.8 LEGEND ON SECURITY. Each Qualifying Employer Security distributed from the Plan shall be endorsed with the following:


          "Any sale or transfer of this security is subject to a right of first refusal as provided in the NOVEL EXPERIMENTAL
           TECHNOLOGY 401(k) EMPLOYEE STOCK OWNERSHIP PLAN AND TRUST
           AGREEMENT."

       15.9 VALIDITY OF SALE. No sale or transfer of Qualifying Employer Securities by a Participant or Beneficiary who has received such securities from the Plan shall be valid unless such sale or transfer complies with this Article.

       15.10 BINDING ON SUCCESSORS. The right of first refusal described in this Article shall be binding on the heirs, legatees, legal representatives, successors and assigns of Participants or Beneficiaries.

       15.11 EXECUTION OF STOCK TRANSFER RESTRICTION AGREEMENT. The Employer and/or the Trustee may require that a Participant or Beneficiary entitled to a distribution of Qualifying Employer Securities execute an appropriate Stock Transfer Restriction Agreement (evidencing the right of first refusal) prior to receiving a certificate representing Qualifying Employer Securities.

XVI.   VESTED ROLLOVER ACCOUNTS

       16.1 TRANSFER OF DISTRIBUTIONS FROM OTHER QUALIFIED EMPLOYEE BENEFIT PLANS. An Employee eligible to participate in the Plan, regardless of whether he has satisfied the service and/or age requirements of Section 3.1, who, as a result of a termination of employment, disability, retirement, or termination of the Other Plan, has had distributed to him his entire interest in a plan which meets the requirements of Section 401(a) of the Internal Revenue Code (the "Other Plan") may, in accordance with procedures approved by the Committee, transfer all or a portion of the distribution received from the Other Plan to the Trustee provided the following conditions are met:

              A. The transfer occurs on or before the 60th day following his receipt of the distribution from the Other Plan, or if such distribution has been previously deposited in an Individual Retirement Account (as defined in Section 408 of the Internal Revenue Code), the transfer occurs on or before the 60th day following receipt of such distribution from the Individual Retirement Account; and

              B. The distribution from the Other Plan is a "qualified total distribution" as defined in Section 402(a) (5)(E) of the Internal Revenue Code.

       16.2 ESTABLISHMENT OF A VESTED ROLLOVER ACCOUNT. The Committee shall develop such procedures, and may require such information from an Employee desiring to make such a transfer, as it deems necessary or desirable to determine that the proposed transfer will meet the requirements of this Article. Upon approval by the Committee the amount transferred shall be deposited in a Vested Rollover Account. Such account is 100 percent vested in the Employee, but does not share in the Employer's contributions.

       16.3 TRANSFER BY EMPLOYEE WHO HAS NOT MET ELIGIBILITY REQUIREMENTS. Upon such a transfer by an Employee who is otherwise eligible to participate, but who has not yet completed the age and/or service requirements of the Plan, his Vested Rollover Account shall represent his sole interest in the Plan until he becomes a Participant.

       16.4 RIGHT TO WITHDRAW AMOUNTS. A Participant (or Employee), or his Beneficiary, shall, upon written election filed with the Committee and subject to the restrictions on methods of distribution of benefits contained in Article VI, have the right to withdraw all or a portion of his Vested Rollover Account.

       16.5 TRANSFER DIRECTLY FROM THE OTHER PLAN. Notwithstanding anything herein to the contrary, the Committee may accept direct transfers from the Other Plan of all or part of an Employee's interest in such plan.

XVII.  TOP HEAVY PLANS

       17.1 TOP HEAVY REQUIREMENTS. The vesting provisions, minimum contribution provisions, maximum benefit provisions and compensation limit provisions shall apply to the Plan for any Plan Year commencing after December 31, 1983 in which the Plan is a "top heavy plan" (the Plan will not be "top heavy" for purposes of this Article prior to the first Plan Year commencing after 1983), and supersede any provisions in the other Articles of the Plan to the extent they apply.

       17.2 TOP HEAVY PLAN DEFINED. The Plan is a top heavy plan if, as of the last day of the preceding Plan Year (or in the case of the first Plan Year, the last day of such Plan Year) (the "determination date"), the cumulative account balances for "key-Employees" (as defined below in Section 17.3) exceed 60 percent of the cumulative account balances for all Employees.
 All defined contribution plans of the Employer (including any additional plans required to be aggregated with the Plan under Sections 414 or 416 of the Internal Revenue Code) shall be aggregated for purposes of this determination. Each plan maintained by the Employer required to be included in an "aggregation group" (as defined below) shall be treated as a top heavy plan if such group is a "top heavy group" (as defined below). "Aggregation group" means (1) each plan of the Employer in which a "key-Employee" (as defined below) is a Participant and (2) each other plan of the Employer which enables any plan described in clause (1) of this sentence to meet the requirements of Section 401(a)(4) or 410 of the Internal Revenue Code. The term "top heavy group" means any "aggregation group" if: (1) the sum (as of the determination date) of (i) the present value of the cumulative accrued benefits for key-Employees under all defined benefit plans included in such group and (ii) the aggregate of the account balances of key-Employees under all defined contribution plans included in such group,
(2) exceeds 60 percent of a similar sum determined for all Employees.
Section 17.4 contains special rules on the determination of account balances for the determination.

       17.3 KEY-EMPLOYEE DEFINED. The term "key-Employee" means any Employee or former Employee who at any time during the relevant Plan Year or any of the 4 preceding Plan Years is:

              A. An Officer of the Employer having an Annual Compensation in excess of 50 percent of the maximum dollar limit specified under Section 415(b)(1)(A) of the Internal Revenue Code for such Plan Year. No more than 50 Employees or, if lesser, the Greater of 3 or 10 percent of Employees, may be treated as officers under this provision (all Employers required to be aggregated under Section 414(b), (c), (m) or (o) of the Internal Revenue Code are aggregated in making this determination). The limit required under the preceding sentence will be implemented by designating Employees who are officers as "officers for key-Employee purposes" in order of their compensation (beginning with the highest compensation level). An Employee will generally not be considered an officer unless he is an administrative executive in regular and continued service.

              B. 1 of the 10 Employees owning the largest interests in the Employer. Employees earning less than the maximum dollar limit specified under Section 415(c)(1)(A) of the Internal Revenue Code may not be counted as owners under this provision. An Employee who has some ownership interest is (subject to the preceding sentence) considered to be one of the top 10 owners unless at least 10 other Employees own a greater interest than such Employee.
 If certain Employees own equal interests in the Employer, causing a "tie" in the top 10 owners, the "tie" shall be broken by ranking the

Employee(s) in order of Compensation for the relevant Plan Year. An Employee owning a 1/2 percent interest or less in the Employer shall not be considered a "key-Employee" for purposes of this Paragraph B;

              C.     5 percent owner of the Employer; or

              D. 1 percent owner of the Employer having an annual compensation from the Employer (or other businesses required to be aggregated with the Employer under Section 414(b), (c), (m) or (o) of the Internal Revenue Code) of more than $150,000.

              The rules of Section 318 of the Internal Revenue Code (as modified by Section 416(i)(B) and (C) of the Internal Revenue Code) apply to determine ownership under this Section. The rules of subsections (b), (c),
(m) and (o) of Section 414 of the Internal Revenue Code do not apply in determining ownership in the Employer. The Beneficiary(ies) of a "key-Employee" is/are treated as a "key-Employee."

       17.4 SPECIAL RULES FOR DETERMINING ACCOUNT BALANCES. The following special rules apply to the determination of account balances in Section 17.2:

              A.     Except to the extent provided in regulations under
Section 416 of the Internal Revenue Code issued by the Secretary of Treasury, any rollover contribution initiated by a Participant and made after December 31, 1983 to the Plan is not taken into account unless the transferror plan and the Plan are "related" (as defined in the regulations);

              B. The account balance of any Participant who was a key-Employee in prior Plan Years but no longer is a key-Employee is excluded from the determination;

              C. Distributions to Participants made during the 5-year period ending on the date on which the Plan's "top heavy" status is being determined are counted in the determination;

              D. The account balance of any individual who has not rendered services to the Employer, at any time during the 5-year period ending on the determination date shall not be taken into account in the determination of top heavy status; and

              E. The account balances will be determined as of a "valuation date" (defined below) within the 12 month period prior to the date a top heavy determination is made. Account balances are calculated by reference to the Participant's account balance if he terminated employment on the "valuation date" plus an adjustment for required Employer contributions due as of the relevant determination date (but not actually contributed until later), or if the Plan is not subject to the minimum funding requirements of
Section 412 of the Internal Revenue Code, the amount of the Employer's contributions, if any, made after the "valuation date" but on or before the relevant determination date. The "valuation date" is the last day of each Plan Year.

       17.5 VESTING REQUIREMENTS. The vesting schedule in Exhibit A must provide a minimum Vested Percentage to Participants during any period the Plan is "top heavy" in accordance with the following vesting schedule:

        YEARS OF SERVICE               VESTED PERCENTAGE
        ----------------               -----------------
              2                                   20%
              3                                   40%
              4                                   60%
              5                                   80%
              6                                  100%

The vesting schedule in Exhibit A is invalid only to the extent it is less favorable than the above vesting schedule. The foregoing minimum vesting requirements do not apply to any Participant who does not complete 1 Hour of Service after the Plan becomes "top heavy." In the event the Plan ceases to be "top heavy," a Participant's Vested Percentage in later Plan Years may not be less than his Vested Percentage on the last date the Plan was "top heavy."
 The Participant's ability to continue having his Vested Percentage determined under the minimum vesting schedule set forth in this Section will be determined under Section 10.2.

       17.6 MINIMUM CONTRIBUTIONS FOR NON-KEY-EMPLOYEES. The Employer must, if the Plan is "top heavy," and subject to the last paragraph of this Section 17.6, make a minimum contribution to the Plan each Plan Year for the benefit of each Participant who is not a "key-Employee" and who was employed by the Employer on the last day of the Plan Year (with no minimum required Hours of Service during the Plan Year and without regard to the level of compensation) equal to the lesser of the following:

              A. An amount equal to 3 percent of the Participant's Compensation (as defined in Paragraph A of Section 5.3) for the Plan Year; or

              B. An amount equal to the Participant's "Compensation" (as defined in Paragraph A of Section 5.3) multiplied by the highest percentage of "Compensation" contribution made by the Employer for the Plan Year on behalf of a "key-Employee."

              The Employer's contributions attributable to a "salary reduction" or similar arrangement (a "salary reduction" arrangement under Section 401(k) of the Internal Revenue Code) are taken into account in determining the minimum contribution on behalf of "key-Employees" only.

              The Employer's contributions to another defined contribution plan on behalf of a Participant shall be credited against the minimum contributions for non-"key-Employees" required under this Section 17.6. For example, if the Employer contributes an amount equal to 3 percent or more of a Participant's Compensation to another defined contribution plan for the relevant Plan Year, no additional contribution for that Participant is required under this Section 17.6.

       17.7 MAXIMUM BENEFIT LIMITS. The number "1.25" in Paragraphs FF and GG of Section 2.1 is changed to "1.0" if the Plan is "top heavy" unless the Plan meets the following additional requirements:

              A. The benefits for key-Employees do not exceed 90 percent of the Plan's total benefits. This determination is made after substituting "90 percent" for "60 percent" in the provisions of Section 17.2; and

              B. The minimum contribution for each Plan Year beginning after 1983 is "4 percent" instead of "3 percent" (as described in Section 17.6). The Plan does not, as of the Effective Date, provide this additional minimum contribution.

       17.8 INTERPRETATION OF TOP HEAVY PLAN RULES. The provisions of this Article are intended to be consistent with Section 416 of the Internal Revenue Code and regulations under such section. The provisions of Section 416 and regulations shall govern in the event any inconsistency exists with the Plan.

       17.9 NON-KEY EMPLOYEE DEFINED. The term "non-key Employee" means any Participant who is not a "key-Employee" as defined in Section 17.3 of the Plan.

XVIII. LIFE INSURANCE

       18.1 AUTHORIZATION TO PURCHASE: The Committee may direct the Trustee to purchase life insurance policies for the benefit of Participants to be held exclusively in Subtrust A. Investments in ordinary life insurance contracts shall be in accordance with a non-discriminatory formula applying to all participants.

              As provided above, the Committee may direct the Trustee in writing to invest assets of Subtrust A in group or individual insurance contracts of all kinds authorized under the Plan, provided such contracts are issued by an insurance company or companies qualified to do business in more than one state, and the Committee shall have the sole responsibility and shall direct the Trustee with respect to such insurance. The administration of these insurance contracts shall be the sole responsibility of the Committee, and the Trustee shall follow the directions of the Committee with respect to the administration of any such contracts.

       18.2 LIMITATION ON AMOUNTS. The amount of life insurance held by the Trustee on the life of any Participant shall be limited. In no event, and at no time, may the aggregate premiums for insurance of the whole life type exceed 49 percent of the aggregate of the Employer's contributions allocated to a Participant's Employer Contribution Account, and in no event may premiums for term life insurance when added to 1/2 of the whole life premiums exceed 25 percent of such allocations.

       18.3 PAYMENT OF PREMIUMS. Whenever possible, the Committee shall arrange that all life insurance contracts have a common premium due date.
The contracts shall be issued by a legal reserve life insurance company authorized to do business in the State of California and may or may not have increasing cash values. The Committee shall normally direct the Trustee to convert the entire value, if any, of any life insurance contract at or before retirement into cash. No portion of any such value may be used to continue life insurance protection beyond a Participant's actual retirement date. If insurance contracts are distributed to the Participant, the modes of settlement under the contract shall be limited to those provided by the Plan. The Trustee shall hold the contract in whatever form elected until converted or distributed to the Participant. The Trustee's distribution of any insurance contract to a Participant or his Beneficiary shall relieve the Trustee of any and all responsibility it may have with regard to such contract or contracts.

       18.4 APPLICATION FOR POLICIES. Any such policies shall be purchased upon application by the Trustee to the insurer, and shall be obtained at the direction of the Committee by submitting a completed insurance application to the Trustee for submission to the insurer. All contracts shall be issued to the Trustee as legal owner and shall be physically delivered to the Trustee, and dividends payable on insurance contracts shall be applied to reduce the premiums unless the Committee elects any other dividend election allowed by the insurer under the terms of its contract. The discontinuance of premium payments under any insurance contract prior to maturity shall cause such contract to be placed on a reduced paid-up basis unless an automatic premium loan option is selected by the Committee.

       18.5 INSURER RESPONSIBILITY. The insurer shall not be deemed to be a party to the Plan for any purpose nor to be responsible for the validity of the Plan nor shall it be responsible to see that any action of the Employer or the Trustee is authorized by the Plan. The obligations of the insurer shall be measured and determined solely by the terms of its contracts and of any other written agreements entered into by the insurer with the Trustee.

       18.6 INSURER LIABILITY. The insurer shall act only upon the written direction of the Trustee, may rely upon the signature of any Trustee and shall be fully discharged from any and all liability for any amount paid to the Trustee or for any change made or action taken upon such direction; and the insurer shall not be obligated to see that any money paid by it to the Trustee or to any other person shall be properly distributed or applied.

XIX.   AFFILIATION AGREEMENT

       19.1 AFFILIATE. For the purposes hereof, an "Affiliate" shall include any corporation which is partly or wholly under the ownership of NOVEL EXPERIMENTAL TECHNOLOGY or is a member of a controlled group of corporations or an affiliated service group with the Employer as defined under Section 414 of the Internal Revenue Code.

       19.2 ADOPTION OF PLAN AFFILIATE. From time to time the Employer may advise the Trustee that an Affiliate wishes to adopt the Plan and that the Employer has consented to such adoption. In any such case, the Employer, the Affiliate and the Trustee shall execute a supplementary agreement hereto, which shall evidence the acceptance by the Affiliate of the terms and provisions of the Plan and which may also contain such other provisions as may be agreeable to the parties thereto including variations, if any, from the Plan which may be peculiar to the Affiliate. Upon execution of such agreement, the Affiliate shall become and be known as a "Participating Employer."

       19.3 MAINTENANCE OF SEPARATE TRUSTS. Upon the adoption of this Plan by a Participating Employer, the Committee shall direct the Trustee to establish a separate trust or subaccount within the Trust to which contributions by the Participating Employer are credited and maintain the account balances of Participants who are Employees or former Employees of the Participating Employer. The assets for the trusts or subaccounts established for Employees of the Employer and the Employees of each of the Participating Employers shall be maintained separately and each shall not share in the investment gains or losses of each other.

       19.4 EMPLOYER DEEMED TO INCLUDE PARTICIPATING EMPLOYER. Subject to Sections 19.5 through 19.10 and to the extent context allows, the term "Employer" herein shall also be deemed to refer, in the alternate, to Participating Employers. Thus, an Employee of a Participating Employer shall be deemed to be an "Employee" for purposes of the Plan, such an Employee's service with a Participating Employer shall be counted in determining "Hours of Service" and "Years of Service" hereunder, and the total compensation received by a Participant for the Plan Year from a Participating Employer, including basic salary or wages, commissions, bonus and overtime (excluding contributions under the Plan or any other plan) shall be considered to be "Compensation" for purposes of the Plan.

       19.5 CONTRIBUTIONS BY PARTICIPATING EMPLOYER. Contributions to the Plan by each Participating Employer and the Employer shall be determined independently by their respective Boards of Directors. Any such determinations shall be made consistent with the requirements of nondiscriminatory coverage of the Employees of a "controlled group of corporations" or "affiliated service group" under Section 414 of the Internal Revenue Code.

       19.6 ALLOCATION OF CONTRIBUTIONS. All contributions to the Plan made by the Employer shall be allocated under Article V only to Participants who are its Employees, and all contributions to the Plan made by each Participating Employer shall be allocated under Article V only to Participants who are its Employees.

       19.7 ALLOCATION OF FORFEITURES. Forfeitures of Participants who are Employees of the Employer shall not be allocated to the accounts of Participants who are Employees of a Participating Employer and Forfeitures of Participants who are Employees of a Participating Employer shall not be allocated to the accounts of Participants who are Employees of the Employer or another Participating Employer.

       19.8 ADMINISTRATION OF PLAN. The Committee shall continue to be selected solely by the Board of Directors of the Employer. By adoption of the Plan, each Participating Employer designates to the Committee the sole responsibility for the administration of the Plan.

       19.9 AMENDMENT OF THE PLAN. The Employer shall continue to have the sole right to make from time to time any amendments to the Plan in accordance with Section 10.1 hereof; provided, however, that the consent of a Participating Employer shall be required to any amendment which affects its obligations and rights hereunder in any material respect. The Employer may, however, make any amendment it determines necessary to comply with ERISA without the consent of Participating Employers.

       19.10 AUTHORITY TO MAKING BINDING RULES. The Committee shall have authority to make any and all necessary rules or regulations binding upon all Participating Employers to effectuate the purposes of this Article.

       19.11  DISCONTINUANCE OF PARTICIPATION.
Any Participating Employer shall be permitted to discontinue or revoke its participation in the Plan. At the time of any such discontinuation or revocation, satisfactory evidence thereof and of any applicable conditions imposed shall be delivered to the Committee. The Trustee shall, when directed by the Committee thereafter, transfer, deliver and assign insurance company contracts, if any, and other Trust assets allocable to the participating Employees of such Participating Employer either (a) to such participating Employees, free and clear of any conditions or restrictions, (b) to such new trustee as shall have been designated by such Participating Employer in the event it has established a completely separate plan for its Employees, or (c) retain such assets in the Plan to be distributed to such Employees in accordance with Article VI hereof. In no event shall any part of the corpus or income of the Trust as it relates to such Participating Employer be used for or diverted for purposes other than the exclusive benefit of the Employees of such Participating Employer.

XX.    INVESTMENT DIRECTIONS

       20.1 COMMITTEE DIRECTION OF INVESTMENTS. The Committee shall be responsible for and has the authority to direct the investment of the following accounts maintained under the Plan:

              A. Qualifying Employer Securities Account and other assets held in Subtrust A;

              ESOP Accounts shall be primarily invested in Qualifying Employer Securities. Up to 100 percent of ESOP Accounts (subject to Section 7.2 hereof) and Matching Contribution Accounts may be invested in Qualifying Employer Securities. To the extent Qualifying Employer Securities become available for purchase, the Committee may direct the investment of Matching Contribution Accounts and Other Investment Accounts into Qualifying Employer Securities notwithstanding section 20.2 of the Plan. Any transfer of assets from Subtrust B to Subtrust A to permit the Trustee to acquire Qualifying Employer Securities shall be accomplished by a pro rata liquidation of each investment in a Participant's SelectBenefit Daily Valuation Account, excluding salary deferrals and rollover amounts, as directed by the Committee.

       20.2 PARTICIPANT DIRECTION OF INVESTMENTS. The Participant shall have limited discretion (as described in Section 20.3) to direct the investment of all such Participant's accounts allocated to Subtrust B.

       20.3 SCOPE OF PARTICIPANT DISCRETION. The Participant's discretion to invest certain accounts under Section 20.2 is limited to directing the investment of the accounts among the investment funds established by the Committee from time to time.

       20.4 COMMITTEE DIRECTION OF FUNDS. The Committee is responsible for the selection of the investment funds established under Section 20.3. The Participant's discretion under Section 20.3 is limited to allocating the investment of certain accounts among the investment funds established under
Section 20.3.

       20.5 WRITTEN DIRECTIONS. A Participant should periodically instruct the Committee in writing concerning the allocation of accounts under his limited direction between the investment funds established under Section 20.3. A change in the allocation of the account(s) investment among the investment funds may be made by written notice to the Committee on its prescribed form only during the three (3) week period preceding April 1 and October 1 of each Plan Year or at such other times as may be set by the Committee. All changes in allocation of investment funds made shall be effective as no later than three (3) business day following the receipt of such notice by the Trustee. The Participant shall also have the right to designate among the investment funds to which current contributions by the Employer allocated to Subtrust B into the SelectBenefit Daily Valuation Account on his behalf are to be allocated. Current contributions allocated to a Participant's SelectBenefit Daily Valuation Account shall be allocated among the investment choices in the same proportion as his existing account balances are allocated to such choices in the absence of written direction to do otherwise.

       20.6 ABSENCE OF DIRECTION. A Participant's SelectBenefit Daily Valuation Account will be invested at the discretion of the Committee if the Participant has not provided written investment direction to the Committee.

       20.7 PROPORTION OF FUNDS. The Committee may, in its discretion, specify a minimum on the percentage of the aggregate value of a Participant's SelectBenefit Daily Valuation Account which can be invested in one of the investment funds.

       20.8 NO LIABILITY IN TRUSTEE OR COMMITTEE. The Trustee, the Committee, the Employer and the accounts of other Participants shall not be liable for losses incurred by a Participant relative to his choices on the allocation of his accounts among investments. Union Bank of California, as Trustee, shall have no liability for errors caused by Participants in utilizing a telephone response system if written confirmations are sent to Participants and no corrections are requested within 30 days of mailing of such written confirmation. As directed, the Trustee is empowered and authorized to act upon proper written directions of the Committee and Participant or any other named fiduciary including directions given by photostatic tele-transmission using facsimile signature.

XXI.  LOANS TO PARTICIPANTS

       21.1 COMMITTEE DISCRETION. The Committee may establish procedures for loans from the SelectBenefit Daily Valuation Account portion of Subtrust B to Participants and Former Participants. A loan may not be made for less than $1,000, nor shall the aggregate amount of loans to a Participant or Former Participant exceed the lesser of 50 percent of the Participant's vested account balances in Subtrust B or $50,000, except as provided in Section 21.4. All loans are subject to the approval of the Committee. The Committee shall thoroughly investigate each application for a loan.

       21.2 TERMS AND CONDITIONS OF LOANS. In addition to such rules and regulations as the Committee may adopt, all loans shall comply with the following terms and conditions:

              A. An application for a loan shall be made in writing to the Committee, whose action thereon shall be final.

              B. The period of repayment for any loan shall be arrived at by mutual agreement between the Committee and the borrower. The period for repayment may not exceed 5 years unless the loan proceeds are used to acquire any dwelling which, within a reasonable time, is to be used as the principal residence of the Participant. The period for repayment must in any event end before the borrower's Normal Retirement Age.

              C. Each loan shall be made against collateral being (1) the assignment of the borrower's entire right, title and interest in and to his accounts under Subtrust B, supported by the borrower's collateral promissory note for the amount of the loan, including interest, payable to the order of the Trustee.

              D. Each loan shall bear a reasonable rate of interest to be fixed by the Committee and, in determining the interest rate, the Committee shall take into consideration interest rates currently being charged.

              E. Any loan made by the Plan to Participants or Former Participants must be:

                     (1) available to all such Participants or Former Participants on a reasonably equivalent basis;

                     (2) not made to Highly Compensated Employees, officers or stockholders in a proportionally greater amount than the amount made available to other Employees;

                     (3) made in accordance with specific provisions regarding such loans set forth in this Article;

                     (4)    subject to a reasonable rate of interest;

                     (5)    adequately secured; and

                     (6) made only with the written consent of the Participant's spouse no earlier than the beginning of the 90-day period that ends on the date on which the loan is to be so secured in accordance with the requirements for a "Qualified Election." A new consent shall be required if the Participant's account balance is used for renegotiation, extension, renewal or other revision of the loan.

              F. Effective on or after December 12, 1994, loan repayments will be suspended under the Plan as permitted under Section 414(u)(4) of the Internal Revenue Code.

       21.3 UNPAID LOANS. No distribution shall be made to any Participant or Former Participant or to a Beneficiary of any such Participant unless and until all unpaid loans to him, including accrued interest thereon, have been liquidated.

       21.4 PARTICIPANT LOAN PROGRAM. Any loans granted or renewed on or after December 31, 1989 shall be made pursuant to a Participant loan program. Such loan program shall be established in writing and must include, but need not be limited to, the following:

              (1) the identity of the person or positions authorized to administer the Participant loan program;

              (2)    a procedure for applying for loans;

              (3)    the basis on which loans will be approved or denied;

              (4) limitations, if any, on the types and amounts of loans offered;

              (5) the procedure under the program for determining a reasonable rate of interest;

              (6) the types of collateral which may secure a Participant loan; and

              (7) the events constituting default and the steps that will be taken to preserve Plan assets.

       Such Participant loan program shall be contained in a separate written document which, when properly executed, is hereby incorporated by reference and made a part of the Plan. Furthermore, such Participant loan program may be modified or amended in writing from time to time without the necessity of amending this Section.

XXII.  DIRECT ROLLOVERS

       22.1 This Article applies to distributions made on or after January 1, 1993. Notwithstanding any provisions of the Plan to the contrary that would otherwise limit a distributee's election under this Article, a distributee may elect, at the time and in the manner prescribed by the Administrative Committee, to have any portion of an eligible rollover distribution paid directly to an eligible retirement plan specified by the distributee in a direct rollover.

       22.2 ELIGIBLE ROLLOVER DISTRIBUTION. An eligible rollover distribution is any distribution of all or any portion of the balance to the credit of the distributee, except that an eligible rollover distribution does not include:
any distribution that is one of a series of substantially equal periodic payments (not less frequently than annually) made for the life (or life expectancy) of the distributee or the joint lives (or joint life expectancies) of the distributee and the distributee's designated beneficiary, or for a specified period of ten years or more; any distribution to the extent such distribution is required under Section 401(a)(9) of the Code; and the portion of any distribution that is not includable in gross income (determined without regard to the exclusion for net unrealized appreciation with respect to employer securities).

       22.3 ELIGIBLE RETIREMENT PLAN. An eligible retirement plan is an individual retirement account described in Section 408(a) of the Code, an individual retirement annuity described in Section 408(b) of the Code, an annuity plan described in Section 403(a) of the Code, or a qualified trust described in Section 401(a) of the Code, that accepts the distributee's eligible rollover distribution. However, in the case of an eligible rollover distribution to the surviving spouse, an eligible retirement plan is an individual retirement account or individual retirement annuity.

       22.4 DISTRIBUTEE. A distributee includes an employee or former employee. In addition, the employee's or former employee's surviving spouse and the employee's or former employee's spouse or former spouse who is the alternate payee under a qualified domestic relations order, as defined in Section 414(p) of the Code, are distributees with regard to the interest of the spouse or former spouse.

       22.5 DIRECT ROLLOVER. A direct rollover is a payment by the plan to the eligible retirement plan specified by the distributee.

XXIII.  SECTION 401(a)(17) ADJUSTMENTS

       23.1 In addition to other applicable limitations set forth in the Plan, and notwithstanding any other provision of the Plan to the contrary, and for Plan Years beginning on or after January 1, 1994, the annual Compensation of each Employee taken into account under the Plan shall not exceed the OBRA '93 annual compensation limit. The OBRA '93 annual compensation limit is $150,000, as adjusted by the Commissioner of the Internal Revenue Service for increases in the cost of living in accordance with Section 401(a)(17)(B) of the Internal Revenue Code. The cost-of-living adjustment in effect for a calendar year applies to any period not exceeding 12 months over which Compensation is determined (determination period) beginning in such calendar year. If a determination period consists of fewer than 12 months, the OBRA '93 annual compensation limit will be multiplied by a fraction, the numerator of which is the number of months in the determination period, the denominator of which is 12.

       23.2 For Plan Years beginning on or after January 1, 1994, any reference in the Plan to the limitation under Section 401(a)(17) of the Internal Revenue Code shall mean the OBRA '93 annual compensation limit set forth in this provision.

       23.3 If Compensation for any prior determination period is taken into account in determining an Employee's benefits accruing in the current Plan Year, the Compensation for that prior determination period is subject to the OBRA '93 annual compensation limit in effect for that prior determination period. For this purpose, for determination periods beginning before the first Plan Year beginning on or after January 1, 1994, the OBRA '93 annual compensation limit is $150,000.

       IN WITNESS WHEREOF, the Employer and the Trustee have caused this amendment to be executed as of the date shown opposite their names.


                                   NOVEL EXPERIMENTAL TECHNOLOGY


Dated:                             By:
      -------------                   -------------------------------------
                                         President

                                                 "Employer"



                                   UNION BANK OF CALIFORNIA, N.A.



Dated:                             By:
      -------------                   -------------------------------------



                                        By:
                                           --------------------------------

                                        "TRUSTEE"

Prepared and approved by
Attorneys for the Plan:
Hinchy, Witte, Wood, Anderson & Hodges
A Law Corporation



By:
   --------------------------------
   Marc S. Schechter

                                      EXHIBIT A

                                   VESTING SCHEDULE


1. The following vesting schedule shall be used to determine a Participant's Vested Percentage in his ESOP and Matching Contributions Plan Accounts:


                                     VESTED                  FORFEITED
      YEARS OF SERVICE              PERCENTAGE               PERCENTAGE
 Less than 2 years                      0%                      100%
 2 years, but less than 3              20%                       80%
 3 years, but less than 4              40%                       60%
 4 years, but less than 5              60%                       40%
 5 years, but less than 6              80%                       20%
 6 years or more                       100%                      0%


       2. The Vested Percentage of Participants shall be 100 percent at all times in Salary Reduction Contribution Accounts and Vested Rollover Accounts.

                                      EXHIBIT B



PLAN YEAR:

       The 12-month period commencing on April 1st and ending on March 31st.


NORMAL RETIREMENT AGE:

       The normal Retirement Age is a Participant's 65th birthday or, if later, the 5th anniversary of the date he began participation in the Plan.

ENTRY DATES:

       April 1 and October 1.

401(k) ENTRY DATES:

       April 1, July 1, October 1, and January 1.